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                                                                   EXHIBIT 10.35


                            STOCK PURCHASE AGREEMENT


                   Dated as of November 30, 1998, by and among


                             Waste Connections, Inc.

                          Amador Disposal Service, Inc.

                           Mother Lode Sani-Hut, Inc.

                               Robert N. Grunigen

                                 Carla Grunigen

     Carol Sesser and G. Susan Marchini, as Trustees of the Marchini 1981 Trust

             Bennie L. Ratto and Marcella T. Ratto, as Co-Trustees
                         of the Ratto 1981 Family Trust

                                  Carol Sesser

                                John D. Marchini

                                  Gloria Lehman

                                  Sandra Thomas

                                 John H. Tillman

                                       and

                               Jeffrey R. Tillman


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                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (the "AGREEMENT"), dated as of November 30, 1998, is entered into by and among Waste Connections, Inc., a Delaware corporation ("WCI"), Mother Lode Sani-Hut, Inc., a California Corporation ("MOTHER LODE"), Amador Disposal Service, Inc, a California corporation doing business as Calaveras Disposal and Amador Recycling ("AMADOR") (Mother Lode and Amador shall collectively be referred to as the "CORPORATION"), and Robert N. Grunigen ("GRUNIGEN"), Carla Grunigen ("C. GRUNIGEN"), Carol Sesser and G. Susan Marchini, as Trustees of the Marchini 1981 Trust (the "MARCHINI TRUST"), Bennie
L. Ratto and Marcella T. Ratto, as Co-Trustees of the Ratto 1981 Family Trust ("RATTO TRUST"), Carol Sesser ("SESSER"), John D. Marchini ("MARCHINI"), Gloria Lehman ("LEHMAN"), Sandra Thomas ("THOMAS"), John H. Tillman ("J.H. TILLMAN"), and Jeffrey R. Tillman ("J.R. TILLMAN") (Grunigen, C. Grunigen, Marchini Trust, Ratto Trust, Sesser, Marchini, Lehman, Thomas, J.H. Tillman and J.R. Tillman shall collectively be referred to as the ("SHAREHOLDERS").

         WHEREAS, the Corporation is engaged in the collection and transport of solid waste and recyclables in the Cities of Ione, Sutter Creek and Plymouth, California, and in the unincorporated areas of Calaveras, Amador, and El Dorado Counties, California, including the operation and management of the materials recovery facility and transfer station for the County of Amador and the operation and management of the Amador County Landfill, and other related activities;

         WHEREAS, with the exception of certain real estate in Amador County used in connection with the Amador County Landfill, the Corporation owns all of the real estate used in connection with the business and operations of the Corporation, including without limitation the Sutter Creek Recycling Convenience Center and the Corporation owns each of the buildings and improvements currently situated on land used in connection with the Corporation's operations at the Amador County Landfill; and

         WHEREAS, the Shareholders own all of the issued and outstanding capital stock of the Corporation (the "CORPORATION'S STOCK");

         WHEREAS, WCI wishes to acquire from the Shareholders all of the Corporation's Stock; and

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto, each intending to be bound hereby, agree as follows:

1. PURCHASE OF CORPORATION'S STOCK

          1.1 Shares to be Purchased. At the Closing (as defined in Section 2), the Shareholders shall sell and deliver to WCI all of the issued and outstanding shares of the Corporation's Stock, being the number of shares of the Corporation set forth on Schedule 3.2 opposite each Shareholder's name. At the Closing, WCI shall purchase the Corporation's Stock

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and in exchange therefor shall deliver to the Shareholders at the Closing or thereafter as provided by this Agreement the purchase price described in Section
1.2 (the "PURCHASE PRICE"), plus any and all additions to the Purchase Price payable pursuant to Section 1.3.

         1.2 Purchase Price. The Purchase Price is: six million five hundred thousand dollars ($6,500,000), (i) minus the Closing Date Debt (as defined in Section 3.22(a)), (ii) plus or minus, as the case may be, the amount by which the Effective Date Current Assets (as defined in Section 3.22(b)) are greater or less than the Effective Date Current Liabilities (as defined in Section 3.22(b), and (iii) minus that amount, if any, set forth on Schedule 3.21 attributable to bonus payments, increased compensation, or other dividends or distributions paid, promised or declared to any Shareholder, director, officer, employee or agent of the Corporation from the Effective Date through Closing. The Closing Date Debt shall be based on pay-off letters obtained from the Corporation's lenders. The Effective Date Current Assets and Effective Date current Liabilities shall be based on estimates of such amounts delivered to WCI by the Corporation at Closing. At Closing, the following portion of the Purchase Price shall be paid to the Shareholders in immediately available funds by wire transfer or check payable in clearinghouse funds: six million five hundred thousand dollars ($6,500,000) minus (x) the Closing Date Debt, and (y) that amount by which the Effective Date Current Liabilities exceed the Effective Date Current Assets, if at all (the "WORKING CAPITAL DEFICIT"). Within 120 days after the Closing, WCI and the Shareholders shall determine the actual Closing Date Debt, Effective Date Current Assets and Effective Date Current Liabilities. If the actual Closing Date Debt is less than the estimated Closing Date Debt, WCI shall promptly pay the difference to the Shareholders. If the actual Effective Date Current Assets exceed the actual Effective Date Current Liabilities or if the actual Working Capital Deficit is less than the estimated Working Capital Deficit, WCI shall promptly pay such excess to the Shareholders. If at the time of Closing there was no estimated Working Capital Deficit and the actual Effective Date Current Liabilities exceed the actual Effective Date Current Assets, or if the actual Working Capital Deficit exceeds the estimated Working Capital Deficit, Shareholders shall promptly pay such excess to WCI.

         1.3 Additional Contingent Purchase Price. If within eighteen (18) months following the Closing Date any of the Shareholders assist WCI or any of its affiliates or subsidiaries in acquiring directly or indirectly (through asset purchase, stock purchase, merger or otherwise) the waste collection operations (the "ACQUIRED OPERATIONS") of any other company or companies providing such services, WCI shall pay to the Shareholders as additional contingent purchase price a cash amount equal to two percent (2%) of the Projected Net Revenues (as defined below) with respect to the Acquired Operations, which amount shall be paid within thirty (30) days after the date any such acquisition is consummated. For the purposes of this Section 1.3, "PROJECTED NET REVENUES" shall mean the gross revenues for an Acquired Operation for the twelve (12) months preceding the closing date for such acquisition less all disposal costs, transfer fees, franchise fees, and taxes related to host fees or disposal taxes (excluding income and sales taxes) projected for such Acquired Operation for the twelve (12) months following the closing date of such acquisition as determined from WCI's pro forma financial statements for such Acquired Operation. WCI shall have sole discretion in determining whether and on what terms it will consummate any such acquisition, and WCI shall not be liable to any of the Shareholders for any decision not to pursue any such acquisition or its failure to consummate any such acquisition, without regard to the reason therefor.

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         1.4 Allocation of the Purchase Price. Twenty five thousand dollars
($25,000) of the Purchase Price shall be allocated to the covenants not to compete as described in Section 8.1(a) hereof, and the balance of the Purchase Price shall be allocated to the Corporation's Stock.

         1.5 Excluded Assets. The Assets of the Corporation listed on Schedule
1.5 (the "EXCLUDED ASSETS") shall be distributed to the Shareholders prior to the Closing, and WCI shall acquire no interest in or claim to any of the Excluded Assets.

2. CLOSING TIME AND PLACE

         Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated herein (the "Closing") shall take place concurrent with the execution of this Agreement or on such other date as WCI and the Shareholders shall agree (the "Closing Date"). The Closing shall take place at the Law Offices of Shartsis, Friese & Ginsburg LLP, One Maritime Plaza, Suite 1800, San Francisco, California 94111. At the Closing, WCI, the Corporation and the Shareholders shall deliver to each other the documents, instruments and other items described in Section 5 of this Agreement. At the election of WCI and the Shareholders, the Closing of this transaction may take place through an exchange of consideration and documents using overnight courier service or facsimile. Upon consummation of the transactions contemplated by this Agreement and without regard for the Closing Date, the Closing will be deemed to be effective and the transfer of the Corporation's Stock will be deemed to have occurred, for tax and financial reporting purposes, as of 12:01 a.m. local time on November 1, 1998 (the "Effective Date"). Accordingly, all income generated from the Corporation's operations and business on and after the Effective Date will remain with the Corporation and, indirectly, for the benefit of WCI. Shareholders hereby acknowledge that for the period from the Effective Date until Closing when the physical transfer of certificates evidencing the Corporation's Stock will actually take place, Shareholders will hold such certificates for the benefit of WCI and such certificates will be deemed delivered as of the Effective Date, subject to the other provisions of this Agreement.

3. REPRESENTATIONS AND WARRANTIES OF THE CORPORATION AND THE SHAREHOLDERS

         The Corporation and the Shareholders jointly and severally represent and warrant to WCI, which representations and warranties will be true and correct as of the Closing Date, as follows:

         3.1 Organization, Standing and Qualification. The Corporation is duly organized, validly existing and in good standing under the laws of the State of California. The Corporation has full corporate power and authority to own and lease its properties and to carry on its business as now conducted. The Corporation is not required to be qualified or licensed to conduct business as a foreign corporation in any other jurisdiction.

         3.2 Capitalization. Schedule 3.2 sets forth, as of the Closing Date, the authorized and outstanding capital of the Corporation, the names, addresses and social security numbers or taxpayer identification numbers of the record and beneficial owners thereof, the number of shares so owned, the allocation of the Purchase Price among the Shareholders as agreed to

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among themselves, and wire transfer instructions for each Shareholder relating to the bank account to which the cash portion of the Purchase Price should be sent. All of the issued and outstanding shares of the capital stock of the Corporation are owned of record and beneficially by the Shareholders, as set forth in Schedule 3.2, and are and as of the Closing Date will be free and clear of all liens, security interests, encumbrances, restrictions, pledges and claims of every kind except as set forth in Schedule 3.2. Each share of the capital stock of the Corporation is duly and validly authorized and issued, fully paid and nonassessable, and was not issued in violation of any preemptive rights of any past or present shareholder of the Corporation. No option, warrant, call, conversion right or commitment of any kind (including any of the foregoing created in connection with any indebtedness of the Corporation) exists which obligates the Corporation to issue any of its authorized but unissued capital stock or other equity interest or which obligates the Shareholders to transfer any Corporation's Stock to any person. The Corporation's Stock has been issued in accordance with all applicable federal and state securities laws.

         3.3 All Stock Being Acquired. The Corporation's Stock being acquired by WCI hereunder constitutes all of the outstanding capital stock of the Corporation.

         3.4 Authority for Agreement. The Corporation and the Shareholders have full right, power and authority to enter into this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement, and to perform its, his or her obligations hereunder. The execution and delivery of this Agreement by the Corporation and the consummation of the transactions contemplated hereby by the Corporation has been duly authorized by the Corporation's Board of Directors. This Agreement and all other agreements and documents executed in connection herewith have been and will be, as the case may be, duly and validly executed and delivered by the Corporation and the Shareholders and, subject to the due authorization, execution and delivery by WCI, constitute the legal, valid and binding obligations of the Corporation and the Shareholders enforceable against the Corporation and the Shareholders in accordance with their respective terms.

         3.5 No Breach or Default. Except as disclosed on Schedule 3.5, the execution and delivery by the Corporation and the Shareholders of this Agreement, and the consummation by the Shareholders of the transactions contemplated hereby, will not:

                  (a) result in the breach of any of the terms or conditions of, or constitute a default under, or allow for the acceleration or termination of, or in any manner release any party from any obligation under, any mortgage, lease, note, bond, indenture, or contract, agreement, license or other instrument or obligation of any kind or nature to which the Corporation or any of the Shareholders is a party, or by which the Corporation or any of the Shareholders, or any of the Corporation's or the Shareholders' assets, is or may be bound or affected; or

                  (b) violate any law, rule or regulation, or any order, writ, injunction or decree of any court, administrative agency or governmental authority, or require the approval, consent or permission of any governmental or regulatory authority; or

                  (c) violate the Articles of Incorporation or Bylaws of the Corporation.

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         3.6 Subsidiaries. Schedule 3.6 lists as of the Closing Date any and all subsidiaries of the Corporation and any securities of any other corporation or any securities or other interest in any other business entity owned by the Corporation or any of the Corporation's subsidiaries.

         3.7  Financial Statements. The Corporation has delivered to WCI, as
Schedule 3.7, copies of financial statements ("FINANCIAL STATEMENTS") for the Corporation's three most recent fiscal years and interim financial statements for the Corporation for the period ended October 31, 1998 (the "BALANCE SHEET DATE"). Such financial statements have been audited by Freeman & Williams, LLP. The Financial Statements are true and correct and fairly present (i) the financial position of the Corporation in accordance with generally accepted accounting principles, applied as of the respective dates of the balance sheets included in said statements, and (ii) the results of operations for the respective periods indicated. The Financial Statements have been prepared in accordance with generally accepted accounting principles, applied consistently with prior periods. Except to the extent reflected or reserved against in the Corporation's balance sheet as of the Balance Sheet Date, or as disclosed on
Schedule 3.7 or Schedule 3.8, the Corporation did not have as of the Balance Sheet Date, nor will the Corporation have as of the Closing Date, any liabilities of any nature, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities due or to become due.

         3.8 Liabilities. Parts I, II, III and IV of Schedule 3.8, are accurate lists and descriptions of all liabilities of the Corporation required to be described below in the format set forth below.

                   (a) Part I of Schedule 3.8 lists, as of the Closing Date other than with respect to trade payables, and as of the end of the month prior to the Closing Date with respect to trade payables, all indebtedness for money borrowed and all other fixed and uncontested liabilities of any kind, character and description (excluding all real and personal property leasehold interests included in Part IV of
         Schedule 3.8), whether reflected or not reflected on the Financial Statements and whether accrued or absolute, and states as to each such liability the amount of such liability and to whom payable. From the end of the month prior to the Closing Date through the Closing Date, trade payables have been incurred only in the ordinary course of business consistent with comparable prior periods.

                   (b) Part II of Schedule 3.8 lists, as of the Closing Date, all claims, suits and proceedings which are pending against the Corporation and, to the knowledge of the Corporation and the Shareholders, all contingent liabilities and all claims, suits and proceedings threatened or anticipated against the Corporation. Part II of Schedule 3.8 includes a summary description of each such liability, including, without limitation, (A) the name of each court, agency, bureau, board or body before which any such claim, suit or proceeding is pending, (B) the date such claim, suit or proceeding was instituted,
         (C) the parties to such claim, suit or proceeding, (D) a brief description of the factual basis alleged to underlie such claim, suit or proceeding, including the date or dates of all material occurrences, and (E) the amount claimed and other relief sought, together with copies of all material documents, reports and other records relating thereto to the extent that they are in the Corporation's or a Shareholder's possession or control.


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                   (c) Part III of Schedule 3.8 lists, as of the Closing Date and to the extent not otherwise included in Part I of Schedule 3.8, all liens, claims and encumbrances secured by or otherwise affecting any asset of the Corporation (including any Corporate Property, as hereafter defined), including a description of the nature of such lien, claim or encumbrance, the amount secured if it secures a liability, the nature of the obligation secured, and the party holding such lien, claim or encumbrance.

                   (d) Part IV of Schedule 3.8 lists, as of the Closing Date and to the extent not otherwise included in Part I or Part III of Schedule 3.8, all real and personal property leasehold interests to which the Corporation is a party as lessor or lessee or, to the knowledge of the Corporation or a Shareholder, affecting or relating to any Corporate Property, and includes a description of the nature and principal terms of such leasehold interest, including, without limitation, the identity of the other party thereto, the term of such leasehold interest (including renewal options), the base rent and any additional rent owing thereunder (including any adjustments thereto), security deposits, rights of first offer or first refusal, purchase options, and restrictions on transfer.

                   Except as described on the applicable part of Schedule 3.8, neither the Corporation nor any of the Shareholders has made any payment or committed to make any payment since the Balance Sheet Date on or with respect to any of the liabilities or obligations listed on
         Schedule 3.8 except, in the case of liabilities and obligations listed on Parts I, III and IV of Schedule 3.8, periodic payments required to be made under the terms of the agreements or instruments governing such obligations or liabilities or made in the ordinary course of business.

         3.9 Accurate and Complete Records. The corporate minute books, stock ledgers, books, ledgers, financial records and other records of the Corporation:

                   (a) have been made available to WCI and its agents at the Corporation's offices or at the offices of WCI's attorneys or the Corporation's attorneys;

                   (b) have been, in all material respects, maintained in accordance with all applicable laws, rules and regulations; and

                   (c) are accurate and complete, reflect all material corporate transactions required to be authorized by the Board of Directors and/or shareholders of that Corporation and do not contain or reflect any material discrepancies.

         3.10  Permits and Licenses.

                   (a) Schedule 3.10(a) is a full and complete list, and includes copies, of all permits, licenses, franchises, and service agreements pursuant to which the Corporation is authorized to collect and haul industrial, commercial and residential solid waste (the "COLLECTION FRANCHISES"), and of all other material permits, licenses, titles (including motor vehicle titles and current registrations), fuel permits, zoning and land use approvals and authorizations, including, without limitation, any conditional or special use approvals or zoning variances, occupancy permits, and any other similar documents constituting a material authorization or entitlement or otherwise material to the operation of the business of the Corporation (collectively the "GOVERNMENTAL PERMITS") owned by,

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         issued to, held by or otherwise benefiting the Corporation or the
         Shareholders as of the Closing Date. The status of the Governmental Permits related to the disposal areas owned or used by the Corporation, including, without limitation, any conditions thereto and, if applicable, the expiration dates thereof, are also described in
         Schedule 3.10(a). Schedule 3.10(a) also sets forth the name of any governmental agency or other third party from whom the Shareholders, the Corporation or WCI must obtain consent (the "REQUIRED GOVERNMENTAL CONSENTS") in order to effect a direct or indirect transfer of the Collection Franchises or other Governmental Permits required as a result of the consummation of the transactions contemplated by this Agreement. All such consents have been obtained prior to the Closing. Except as set forth on Schedule 3.10(a), all of the Collection Franchises and other Governmental Permits enumerated and listed on
         Schedule 3.10(a) are adequate for the operation of the business of the Corporation and of each Corporate Property as presently operated and are valid and in full force and effect. All of said Collection Franchises and other Governmental Permits and agreements have been duly obtained and are in full force and effect, and there are no proceedings pending or, to the knowledge of the Corporation or the Shareholders, threatened which may result in the revocation, cancellation, suspension or adverse modification of any of the same. Neither the Corporation nor any of the Shareholders has any knowledge of any reason why all such Governmental Permits and agreements will not remain in effect for the period or term stated therein, subject to WCI's full compliance therewith, after consummation of the transactions contemplated hereby.

                   (b) Schedule 3.10(b) includes: (i) all records, notifications, reports, permit and license applications, engineering and geologic studies, and environmental impact reports, tests or assessments (collectively, "Records, Notifications and Reports") that
         (A) are material to the operation of the business of the Corporation, or (B) relate to the discharge or release of materials into the environment and/or the handling or transportation of waste materials or hazardous or toxic substances or otherwise relate to the protection of the public health or the environment, or (C) were filed with or submitted to appropriate governmental agencies during the past twenty-four (24) months by the Corporation or the Shareholders or their agents with respect to the business of the Corporation, and (ii) all material notifications from such governmental agencies to the Corporation, the Shareholders or their agents in response to or relating to any of such Records, Notifications and Reports.

                   (c) Schedule 3.10(c) lists each facility owned, leased, operated or otherwise used by the Corporation, the ownership, lease, operation or use of which is being transferred to, assumed by or otherwise acquired directly or indirectly by WCI pursuant to this Agreement (each, a "Facility" and collectively, the "Facilities"). Except as otherwise disclosed on Schedule 3.10(c):

                           (i) Each Facility owned by the Corporation or owned
                   by any of the Shareholders or an Affiliate (as hereinafter defined) of any of the Shareholders and leased to the Corporation is fully licensed, permitted and authorized to carry on its current business under all applicable federal, state and local statutes, orders, approvals, zoning or land use requirements, rules and regulations, and, none of such Facilities or the current use thereof constitutes a non-conforming use or is

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                   otherwise subject to any restrictions regarding the
                   operation, renovation or reconstruction thereof. To the knowledge of the Corporation and the Shareholders, no Facility that is leased by the Corporation from a non-Affiliate or the current use thereof constitutes a material non-conforming use or is otherwise subject to any material restrictions regarding the operation, renovation or reconstruction thereof.

                           (ii) To the knowledge of the Corporation and the
                   Shareholders, there are no circumstances, conditions or reasons which are likely to be the basis for revocation or suspension of any Facility's site assessments, permits, licenses, consents, authorizations, zoning or land use permits, variances or approvals relating to any Facility owned by the Corporation or owned by any of the Shareholders or an Affiliate (as hereinafter defined) of any of the Shareholders and leased to the Corporation, and to the knowledge of the Corporation and the Shareholders there are no circumstances, conditions or reasons which are likely to be the basis for revocation or suspension of any site assessment, permits, licenses, consents, authorizations, zoning or land use permits, variances or approvals relating to any Facility leased by the Corporation from a third party who is not an Affiliate (as hereinafter defined) of the Shareholders.

         3.11 Certain Receivables. Schedule 3.11 is an accurate list as of the Closing Date of the accounts and notes receivable of the Corporation from and advances to employees, former employees, officers, directors, the Shareholders and Affiliates of the foregoing which have not been fully repaid. For purposes of this Agreement, the term "AFFILIATE" means, with respect to any person, any person that directly or indirectly through one or more intermediaries controls or has an ownership interest in, or is controlled or owned in whole or in part by, or is under common control or ownership in whole or in part with such person, and in the case of the Corporation includes directors and officers, in the case of individuals includes the individual's spouse, father, mother, grandfather, grandmother, brothers, sisters, children and grandchildren and in the case of a trust includes the grantors, trustees and beneficiaries of the trust.

         3.12  Fixed Assets and Real Property.

                   (a) Schedule 3.12(a) lists, as of the Closing Date, all the fixed assets (other than real estate) of the Corporation, including, without limitation, identification of each vehicle by description and serial number, identification of machinery, equipment and general descriptions of parts, supplies and inventory. Except as described on
         Schedule 3.12(a), all of the Corporation's containers, vehicles, machinery and equipment necessary for the operation of the Corporation's businesses are in operable condition, and all of the motor vehicles and other rolling stock of the Corporation are in compliance with all applicable laws, rules and regulations. All such containers, vehicles, machinery and equipment are free of known defects that would cause them to fail. All leases of fixed assets are in full force and effect and binding upon the parties thereto; neither the Corporation nor, to the knowledge of the Corporation or the Shareholders, any other party to such leases is in breach of any of the material provisions thereof.

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                   (b) Each parcel of real property leased, owned or being
         purchased by the Corporation as of the Closing Date (the "CORPORATE PROPERTY"), including the street address and, in the case of Corporate Property owned or being purchased, the legal description thereof, is listed on Schedule 3.12(b), and attached to said Schedule 3.12(b), are copies of all leases, deeds, outstanding mortgages, other encumbrances and any existing title insurance policies or lawyer's title opinions relating to each Corporate Property, as well as a current commitment for title insurance issued by a title insurance company satisfactory to WCI with respect to each Corporate Property owned or being purchased by the Corporation, together with copies of all of the title exceptions referred to in each such commitment. All leases listed on Schedule 3.12(b) are in full force and effect and binding on the parties thereto; neither the Corporation nor any other party to any such lease is in breach of any of the material provisions thereof; to the knowledge of the Corporation and the Shareholders, the landlord's interest in each such lease has not been assigned to any third party nor has any such interest been mortgaged, pledged or hypothecated; and the Corporation has not assigned any such lease or sublet all or any part of the Corporate Property which is the subject of any such lease. Except as described on Schedule 3.12(b), there are no material physical or mechanical defects in any Facility located on any Corporate Property and each such Facility is in good condition and repair.

                   (c) The Corporation possesses good, valid and marketable title to all properties and assets, real, personal, and mixed, tangible and intangible, actually used or necessary for the conduct of its business, free of any encumbrance or charge of any kind except: (i) liens for current taxes not yet due; (ii) minor imperfections of title and encumbrances, if any, that are not substantial in amount, do not materially reduce the value or impair the use of the property subject thereto, do not materially impair the value of the Corporation, and have arisen only in the ordinary course of business and consistent with past practice; and (iii) the liens identified on Parts I and III of
         Schedule 3.8 (collectively, the "PERMITTED LIENS"). Except as described on Schedule 3.12(b), there are no leases, occupancy agreements, options, rights of first refusal or any other agreements or arrangements, either oral or written, that create or confer in any person or entity the right to acquire, occupy or possess, now or in the future, any Facility, any Corporate Property, or any portion thereof, or create in or confer on any person or entity any right, title or interest therein or in any portion thereof.

         3.13 Related Party Transactions. None of the Shareholders or their respective Affiliates has entered into any transaction with or is a party to any agreement, lease or other instrument, or as of the date of this Agreement is indebted to or is owed money by a Corporation not disclosed in the Financial Statements. Except as disclosed in the Financial Statements, none of the Shareholders or their Affiliates owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee, shareholder or partner of, or consultant or lender to or borrower from or has the right to participate in the profits of, any Person which is a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Corporation.

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         3.14 Contracts and Agreements; Adverse Restrictions.

                   (a) Schedule 3.14(a) lists, as of the Closing Date, and includes copies of, all material contracts and agreements, and written summaries of key terms of all oral contracts, to which the Corporation is a party or by which it or any of its property is bound (other than leases and documents included with Schedule 3.12(b)) including, but not limited to, joint venture or partnership agreements, contracts with any labor organizations, promissory notes, loan agreements, bonds, mortgages, deeds of trust, liens, pledges, conditional sales contracts or other security agreements. For the purposes of this Section 3.14, "MATERIAL CONTRACT" shall mean any contract with a municipality or other governmental entity relating to the operations or assets of the Corporation. Except as disclosed on Schedule 3.14(a), all contracts and agreements included in Schedule 3.14(a) are in full force and effect and binding upon the parties thereto. Except as described or cross referenced on Schedule 3.14(a), neither the Corporation nor, to the Corporation's or any Shareholder's knowledge, any other parties to such contracts and agreements is in breach thereof, and none of the parties has threatened to breach any of the material provisions thereof or notified the Corporation or any of the Shareholders of a default thereunder, or exercised any options thereunder.

                   (b) Except as set forth on Schedule 3.14(b), there is no outstanding judgment, order, writ, injunction or decree against the Corporation, the result of which could materially adversely affect the Corporation or its business or any of the Corporate Properties, nor has the Corporation been notified that any such judgment, order, writ, injunction or decree has been requested.

         3.15 Insurance. Schedule 3.15 is a complete list and includes copies, as of the Closing Date, of all insurance policies in effect on the Closing Date or, with respect to "OCCURRENCE" policies that were in effect, in respect of the Corporate Properties or any other property used by the Corporation specifying, for each policy, the name of the insurer, the type of risks insured, the deductible and limits of coverage, and the annual premium therefor. The Corporation currently carries insurance covering the Corporation and its operations, assets and personnel in the type and amount ordinarily carried by owners or corporations in similar circumstances. During the last five years, there has been no lapse in any material insurance coverage of the Corporation. For each insurer providing coverage for any of the contingent or other liabilities listed on Schedule 3.8, except to the extent otherwise set forth in
Part II of Schedule 3.8, each such insurer, if required, has been properly and timely notified of such liability, no reservation of rights letters have been received by the Corporation and the insurer has assumed defense of each suit or legal proceeding. All such proceedings are fully covered by insurance, subject to normal deductibles.

         3.16 Personnel. Schedule 3.16 is a complete list, as of the Closing Date, of all officers, directors and employees (by type or classification) of the Corporation and their respective rates of compensation, including (i) the portions thereof attributable to bonuses, (ii) any other salary, bonus, stock option, equity participation, or other compensation arrangement made with or promised to any of them, and (iii) copies of all employment agreements with non-union officers, directors and employees. Schedule 3.16 also lists the driver's license number for each driver of the Corporation's motor vehicles.

         3.17  Benefit Plans and Union Contracts.

                   (a) Schedule 3.17(a) is a complete list as of the Closing Date, and includes complete copies (or, in the case of oral arrangements, descriptions), of all employee benefit plans and agreements (written or oral) currently maintained or contributed to by the Corporation, including employment agreements and any other agreements containing "golden parachute" provisions, retirement plans, welfare benefit plans and deferred compensation agreements, together with copies of such plans, agreements and any trusts related thereto, and classifications of employees covered thereby as of the Closing Date. Except for the employee benefit plans described on Schedule 3.17(a), the Corporation has no other pension, retirement, welfare, profit sharing, deferred compensation, stock option, employee stock purchase or other employee benefit plans or arrangements with any party. Except as disclosed on Schedule 3.17(a), all employee benefit plans listed on Schedule 3.17(a) are fully funded and in substantial compliance with all applicable federal, state and local statutes, ordinances and regulations. All such plans that are intended to qualify under Section 401(a) of the Internal Revenue Code have been determined by the Internal Revenue Service to be so qualified, and copies of such determination letters are included as part of Schedule 3.17(a). Except as disclosed on Schedule 3.17(a), all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) have been timely filed or distributed, and copies thereof are included as part of Schedule 3.17(a). All employee benefit plans listed on such Schedule have been operated in accordance with the terms and provisions of the plan documents and all related documents and policies. The Corporation has not incurred any liability for excise tax or penalty due to the Internal Revenue Service or U.S. Department of Labor nor any liability to the Pension Benefit Guaranty Corporation for any employee benefit plan, and neither the Corporation, nor a party-in-interest or disqualified person, has engaged in any transaction or other activity which would give rise to such liability. The Corporation has not participated in or made contributions to any "multi-employer plan" as defined in the Employee Retirement Income Security Act of 1974 ("ERISA"), nor would the Corporation or any affiliate be subject to any withdrawal liability with respect to such a plan if any such employer withdrew from such a plan immediately prior to the Closing Date. No employee pension benefit plan is under funded on a termination basis as of the date of this Agreement.

                  (b) There are now no union contracts or agreements between the Corporation and any collective bargaining group, nor have there ever been any such contracts in effect. The Corporation is in compliance in all material respects with all applicable federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and nondiscrimination in employment, and is not engaged in any unfair labor practice. There is no charge pending or, to the Corporation's or any Shareholder's knowledge, threatened, against the Corporation before any court or agency and alleging unlawful discrimination in employment practices and there is no charge of or proceeding with regard to any unfair labor practice against it pending before the National Labor Relations Board. There is no labor strike, dispute, slow down or stoppage as of the Closing Date, existing or threatened against the Corporation; no union organizational activity exists respecting employees of the

         Corporation, and Schedule 3.17(b) contains a list of all arbitration or grievance proceedings that have occurred since the Balance Sheet Date. No one has petitioned within the last five years, and no one is now petitioning, for union representation of any employees of the Corporation. The Corporation has not experienced any labor strike, slow-down, work stoppage, labor difficulty or other job action during the last five years.

                  (c) No payment made to any employee, officer, director or independent contractor of the Corporation (the "RECIPIENT") pursuant to any employment contract, severance agreement or other arrangement (the "GOLDEN PARACHUTE PAYMENT") will be nondeductible by the Corporation because of the application of Sections 280G and 4999 of the Code to the Golden Parachute Payment, nor will the Corporation be required to compensate any Recipient because of the imposition of an excise tax (including any interest or penalties related thereto) on the Recipient by reason of Sections 280G and 4999 of the Code.

         3.18 Taxes.

                   (a) The Corporation has timely filed or will timely file all requisite federal, state, local and other tax and information returns due for all fiscal periods ended on or before the Closing Date. All such returns are accurate and complete. Except as set forth on Schedule 3.18, there are no open years (other than those within the statute of limitations), examinations in progress, extensions of any statute of limitations or claims against a Corporation relating to federal, state, local or other taxes (including penalties and interest) for any period or periods prior to and including the Closing Date and no notice of any claim for taxes has been received. Copies of (i) any tax examinations,
         (ii) extensions of statutory limitations and (iii) the federal income, and state franchise, income and sales tax returns of the Corporation for its last three fiscal years are attached as part of Schedule 3.18. Copies of all other federal, state, local and other tax and information returns for all prior years of the Corporation's existence have been made available to WCI and are among the records of the Corporation that will accrue to WCI at the Closing. The Corporation has not been contacted by any federal, state or local taxing authority regarding a prospective examination.

                   (b) Except as set forth on Schedule 3.18 (which schedule also includes the amount due with respect to the Corporation) the Corporation has duly paid all taxes and other related charges required to be paid prior to the date of this Agreement. The reserves for taxes contained in the Financial Statements of the Corporation are adequate to cover the Corporation's tax liability as of the Closing Date.

                   (c) The Corporation has withheld all required amounts from its employees for all pay periods in full and complete compliance with the withholding provisions of applicable federal, state and local laws. All required federal, state and local and other returns with respect to income tax withholding, social security, and unemployment taxes have been duly filed by the Corporation for all periods for which returns are due, and the amounts shown on all such returns to be due and payable have been paid in full.

         3.19 Copies Complete; Required Consents. Except as disclosed on
Schedule 3.19, the certified copies of the Articles of Incorporation and Bylaws of the Corporation, as amended to the Closing Date, and the copies of all leases, instruments, agreements, licenses, permits, certificates, site assessments or other documents that have been delivered to WCI in connection with the transactions contemplated hereby (the "DELIVERED DOCUMENTS") are complete and accurate as of the Closing Date and are true and correct copies of the originals thereof. Except as specifically disclosed on Schedule 3.19, any rights and benefits the Corporation may have under the Delivered Documents will not be adversely affected by the transactions contemplated hereby, and the execution of this Agreement and the performance of the obligations hereunder will not violate or result in a breach or constitute a default under any of the terms or provisions thereof. Except for any consents and approvals listed on
Schedule 3.19 and except for Required Governmental Consents (all of which have been given or obtained prior to the Closing), none of the Delivered Documents requires notice to, or consent or approval of, any governmental agency or other third party to any of the transactions contemplated hereby.

         3.20  Customers, Billings, Current Receipts and Receivables. Schedule
3.20 is a current, accurate and complete list of, and includes:

                  (a) the customers that the Corporation serves on an ongoing basis, including name, location and current billing rate, as of the Closing Date;

                  (b) an accurate and complete aging of all accounts and notes receivable from customers as of the last day of the month preceding the month in which such Schedule is delivered, showing amounts due in 30-day aging categories. Except to the extent of the allowance for bad debts reflected on the Financial Statements or otherwise disclosed on Schedules 3.11 and 3.20, the Corporation's accounts and notes receivable are fully collectible in the amounts shown on Schedules 3.11 and 3.20; and

                  (c) the average monthly revenues of the Corporation derived from billings to its customers for each of the twelve months preceding the Closing Date. Except as set forth on Schedule 3.20, neither the Corporation nor any Shareholder has any knowledge of any reason why a Corporation's average monthly revenues derived from billings to its customers after the Closing Date should not continue at approximately the same rate as before the Closing Date.

         3.21 No Change With Respect to the Corporation. Except as set forth on
Schedule 3.21, since the Balance Sheet Date, the business of the Corporation has been conducted only in the ordinary course and there has been no change in the condition (financial or otherwise) of the assets, liabilities or operations of the Corporation other than changes in the ordinary course of business, none of which either singly or in the aggregate has been materially adverse to the Corporation. Specifically, and without limiting the generality of the foregoing, except as set forth on Schedule 3.21, with respect to the Corporation, since the Balance Sheet Date, there has not been:

                  (a) any material change in its financial condition, assets, liabilities (contingent or otherwise), income, operations or business which would have a material adverse effect on the financial condition, assets, liabilities (contingent or otherwise), income, operations or business of the Corporation, taken as a whole;

                  (b) any material damage, destruction or loss (whether or not covered by insurance) adversely affecting any material portion of its properties or business;

                  (c) any change in or agreement to change (i) its shareholders,
         (ii) ownership of its authorized capital or outstanding securities, or
         (iii) its securities;

                  (d) any declaration or payment of, or any agreement to declare or pay, any dividend or distribution in respect of its capital stock or any direct or indirect redemption, purchase or other acquisition of any of its capital stock;

                  (e) any increase or bonus or promised increase or bonus in the compensation payable or to become payable by it, in excess of usual and customary practices, to any of its directors, officers, employees or agents, or any accrual or arrangement for or payment of any bonus or other special compensation to any employee or any severance or termination pay paid to any of its present or former officers or other key employees;

                  (f) any labor dispute or any other event or condition of any character with respect to the Corporation's employees, materially adversely affecting its business or future prospects;

                  (g) any sale or transfer, or any agreement to sell or transfer, any of its material assets, property or rights to any other person, including, without limitation, the Shareholders and their Affiliates, other than in the ordinary course of business;

                  (h) any cancellation, or agreement to cancel, any material indebtedness or other material obligation owing to it, including, without limitation, any indebtedness or obligation of any of the Shareholders or any Affiliate thereof;

                  (i) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of its assets, property or rights or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

                  (j) any purchase or acquisition of, or any agreement, plan or arrangement to purchase or acquire, any of its property, rights or assets outside the ordinary course of its business;

                  (k) any waiver of any of its material rights or claims;

                  (l) any new or any amendment or termination of any existing material contract, agreement, license, permit or other right to which it is a party; or

                  (m) any other material transaction outside the ordinary course of its business.

         3.22 Closing Date Debt; Closing Date Current Assets and Closing Date Current Liabilities.

                  (a) Schedule 3.22(a) lists (i) the amount of the aggregate debt (excluding trade payables) of the Corporation outstanding on the Closing Date required to be repaid by WCI or the Corporation at or immediately after the Closing Date and all prepayment penalties incurred or to be incurred by WCI or the Corporation in connection with the repayment of any such debt, (ii) the amount of the aggregate debt (excluding trade payables) of the Corporation outstanding on the Closing Date which will remain outstanding obligations of the Corporation after the Closing Date, and all prepayment penalties applicable to such debt if repaid prior to maturity, including in each case all interest accrued through and including the Closing Date, (iii) the aggregate amount of the present value as of the Closing Date, discounted at the lease rate factor, if known, inherent in the lease or, if the lease rate factor is not known, at the rate charged to the Corporation by a third party lender in connection with its most recent borrowing to finance equipment, of all lease obligations of the Corporation that are not capitalized lease obligations and (iv) the aggregate amount of the present value as of the Closing Date of all capitalized lease obligations (determined in accordance with generally accepted accounting principles) of the Corporation (the "CLOSING DATE DEBT"). Schedule 3.22(a) includes wire transfer instructions for creditors whose Closing Date Debt WCI has designated for payment, and attached to Schedule 3.22(a) are pay-off letters or instructions from such creditors in the form provided by WCI's bank or acceptable to WCI.

                  (b) Schedule 3.22(b) is an estimate as of the Effective Date of the amount of the aggregate current liabilities (including any reserve for unpaid taxes and excluding the current portion of long-term debt to the extent such current portion is included in Closing Date
         Debt) and trade payables of the Corporation as of the Effective Date (the "EFFECTIVE DATE CURRENT LIABILITIES") and the amount of the aggregate cash and other current assets of the Corporation as of the Effective Date, including prepaid expenses the benefit of which survives the Effective Date and the accounts receivable of the Corporation earned prior to the Effective Date, and collectible (less an allowance for doubtful accounts) on or after the Effective Date (the "EFFECTIVE DATE CURRENT ASSETS").

         3.23 Bank Accounts.

                  (a) Schedule 3.23(a) is a complete and accurate list, as of the Closing Date, of:

                           (i) the name of each bank in which the Corporation
                  has accounts or safe deposit boxes;

                           (ii) the name(s) in which the accounts or boxes are
                  held;

                           (iii) the type of account; and

                           (iv) the name of each person authorized to draw
                  thereon or have access thereto.

                  (b) Schedule 3.23(b) is a complete and accurate list, as of the Closing Date, of:

                           (i) each credit card or other charge account issued
                  to the Corporation; and

                           (ii) the name of each person to whom such credit
                  cards or other charge accounts have been issued.

         3.24 Compliance With Laws. Except as disclosed on Schedule 3.24, the Corporation has complied with, and the Corporation is presently in compliance with, federal, state and local laws, ordinances, codes, rules, regulations, Governmental Permits, orders, judgments, awards, decrees, consent judgments, consent orders and requirements applicable to it (collectively "LAWS"), including, but not limited to, the Americans with Disabilities Act, the Federal Occupational Safety and Health Act, and Laws relating to the public health, safety or protection of the environment (collectively, "ENVIRONMENTAL LAWS"). Except as disclosed on Schedule 3.24, there has been no assertion by any party that the Corporation is in violation of any Laws. Specifically and without limiting the generality of the foregoing, except as disclosed on Schedule 3.24:

                  (a) To the Corporation's or the Shareholders' knowledge, and except as permitted under applicable laws and regulations, including, without limitation, the federal Resource Conservation Recovery Act, 42 USC ss.6901 et seq. ("RCRA"), the Corporation has not accepted, processed, handled, transferred, generated, treated, stored or disposed of any Hazardous Material (as defined in Section 3.24(e) below) nor has the Corporation accepted, processed, handled, transferred, generated, treated, stored or disposed of asbestos, medical waste, radioactive waste or municipal waste, except in compliance with Environmental Laws.

                  (b) During the Corporation's ownership or leasing of the Corporate Property owned or leased by it and, to the knowledge of the Corporation and the Shareholders, prior to the Corporation's ownership or leasing of such Corporate Property, no Hazardous Material, other than that allowed under Environmental Laws, including, without limitation, RCRA, has been disposed of, or otherwise released on any Corporate Property.

                  (c) During the Corporation's ownership or leasing of the Corporate Property owned or leased by it and, to the knowledge of the Corporation and the Shareholders, prior to the Corporation's ownership or leasing of such Corporate Property, no Corporate Property has ever been subject to or received any notice of any private, administrative or judicial action, or notice of any intended private, administrative or judicial action relating to the presence or alleged presence of Hazardous Material in, under, upon or emanating from any Corporate Property or any real property now or previously owned or leased by a Corporation. There are no pending and, to the Corporation's and Shareholders' knowledge, no threatened actions or proceedings from any governmental agency or any other entity involving remediation of any condition of the Corporate Property, including, without limitation, petroleum contamination, pursuant to Environmental Laws.

                  (d) Except as allowed under Environmental Laws, the Corporation has not knowingly sent, transported or arranged for the transportation or disposal of any Hazardous Material to any site, location or facility.

                  (e) As used in this Agreement, "HAZARDOUS MATERIAL" means the substances (i) defined as "HAZARDOUS WASTE" in 40 CFR 261, and substances defined in any comparable California, or other applicable state statute or regulation; (ii) any substance the presence of which requires remediation pursuant to any Environmental Laws; and (iii) any substance required to be disposed of in a manner expressly prescribed by Environmental Laws.

         3.25 Powers of Attorney. The Corporation has not granted any power of attorney (except routine powers of attorney relating to representation before governmental agencies) or entered into any agency or similar agreement whereby a third party may bind or commit the Corporation in any manner.

         3.26 Underground Storage Tanks. Except as set forth on Schedule 3.26, no underground storage tanks containing petroleum products or wastes or other hazardous substances regulated by 40 CFR 280 or Environmental Laws are currently or have been located on any Corporate Property. Except as set forth on Schedule 3.26, the Corporation has not owned or leased any real property not included in the Corporate Property having any underground storage tanks containing petroleum products or wastes or other hazardous substances regulated by 40 CFR 280. As to each such underground storage tank ("UST") identified on Schedule 3.26, the Corporation has provided to WCI, on Schedule 3.26:

                  (a) the location of the UST, information and material, including any available drawings and photographs, showing the location, and whether the Corporation currently owns or leases the property on which the UST is located (and if the Corporation does not currently own or lease such property, the dates on which it did and the current owner or lessee of such property);

                  (b) the date of installation and specific use or uses of the UST;

                  (c) copies of tank and piping tightness tests and cathodic protection tests and similar studies or reports for each UST;

                  (d) a copy of each notice to or from a governmental body or agency relating to the UST;

                  (e) other material records with regard to the UST, including, without limitation, repair records, financial assurance compliance records and records of ownership; and

                  (f) to the extent not otherwise set forth pursuant to the above, a summary description of instances, past or present, in which, to the Corporation's or the Shareholders' knowledge, the UST failed to meet applicable standards and regulations for tightness or otherwise and the extent of such failure, and any other operational or environmental problems with regard to the UST, including, without limitation, spills, including spills in connection with delivery of materials to the UST, releases from the UST and soil contamination.

                  Except to the extent set forth on Schedule 3.26, the Corporation has complied with Environmental Laws regarding the installation, use, testing, monitoring, operation and closure of each UST described on Schedule 3.26.

         3.27 Patents, Trademarks, Trade Names, etc. Schedule 3.27 lists all patents, tradenames, fictitious business names, trademarks, service marks, and copyrights owned by the Corporation or which it is licensed to use (other than licenses to use software for personal computer operating systems that were provided when the computer was purchased and licenses to use software for personal computers that are granted to retail purchasers of such software). No patents, trade secrets, knowledge intellectual property, trademarks, trade names, assumed names, copyrights, or designations used by the Corporation in its business infringe on any patents, trademarks, or copyrights, or any other rights of any person. Neither the Corporation nor any of the Shareholders knows or has any reason to believe that there are any claims of third parties to the use of any such names or any similar name, or knows of or has any reason to believe that there exists any basis for any such claim or claims.

         3.28 Assets, etc., Necessary to Business. The Corporation owns or leases all properties and assets, real, personal, and mixed, tangible and intangible, necessary to permit it to carry on its business and operations as presently conducted, and, except as disclosed on Schedules 3.5, 3.10(a), 3.10(c), 3.14(a) and 3.19, is a party to all Collection Franchises and Governmental Permits and other agreements necessary to permit it to carry on its business as presently conducted. All of said Collection Franchises and Governmental Permits and agreements have been duly obtained and, except as disclosed on Schedules 3.5, 3.8-Part II, 3.10(a), 3.10(c) 3.14(a) and 3.19, are in full force and effect and there are no proceedings pending or threatened which may result in the revocation, cancellation, suspension or adverse modification of any of the same. Neither the Corporation nor any of the Shareholders has any knowledge of any reason why all such Collection Franchises and Governmental Permits and agreements will not remain in effect after consummation of the transactions contemplated hereby.

         3.29 Condemnation. No Corporate Property owned or leased by a Corporation is the subject of, or would be affected by, any pending condemnation or eminent domain proceedings, and, to the knowledge of the Corporation and the Shareholders, no such proceedings are threatened.

         3.30 Suppliers and Customers. The relations between the Corporation and its customers are good. Neither the Corporation nor any of the Shareholders has knowledge of any fact (other than general economic and industry conditions) which indicates that any of the suppliers supplying products, components, materials or providing use of, or access to, landfills or disposal sites to the Corporation intends to cease providing such items to the Corporation, nor does the Corporation or any of the Shareholders have knowledge of any fact (other than general economic and industry conditions) which indicates that any of the customers of the Corporation intends to terminate, limit or reduce its business relations with the Corporation.

         3.31 Absence of Certain Business Practices. Neither the Corporation nor any of the Shareholders has directly or indirectly within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of the Corporation in connection with any actual or proposed transaction which (a) might subject the Corporation to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (b) if not given in the past, might have had an adverse effect on the financial condition, business or results of operations of the Corporation, or (c) if not continued in the future, might adversely affect the financial condition, business or operations of the Corporation or which might subject the Corporation to suit or penalty in any private or governmental litigation or proceeding.

         3.32 Disclosure Schedules. Any matter disclosed on any Schedule to this Agreement shall be deemed to have been disclosed on every other Schedule that refers to such Schedule by cross reference so long as the nature of the matter disclosed is obvious from a fair reading of the Schedule on which the matter is disclosed.

         3.33 No Misleading Statements. The representations and warranties of the Corporation and the Shareholders contained in this Agreement, the Exhibits and Schedules hereto and all other documents and information furnished to WCI and its representatives pursuant hereto are complete and accurate in all material respects and do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made not misleading.

         3.34 Knowledge. Wherever reference is made in this Agreement to the "KNOWLEDGE" of the Shareholders, such term means the actual knowledge of the Shareholders or any knowledge which should have been obtained by the Shareholders upon reasonable inquiry by a reasonable business person. In the case of a Shareholder that is a trust, the term "KNOWLEDGE" means the actual knowledge of the trustee or trustees of the trust. Wherever reference is made in this Agreement to the "KNOWLEDGE" of the Corporation, such term means the actual knowledge of any management employee, officer or director of the Corporation or any knowledge which should have been obtained by any such person upon reasonable inquiry by a reasonable business person.

         3.35 Brokers; Finders. No person has acted directly or indirectly as a broker, finder or financial advisor for the Corporation or a Shareholder in connection with the transactions contemplated by this Agreement and no person is entitled to any broker's, finder's, financial advisory or similar fee or payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of a Corporation or a Shareholder.

         3.36 S Corporation . The Corporation has elected to be treated as an S Corporation within the meaning of the Federal Income Tax Code of 1986, as amended (the "Code"), for the years listed on Schedule 3.36.

4. REPRESENTATIONS AND WARRANTIES OF WCI

         WCI represents and warrants to the Shareholders, which representations and warranties will be true and correct as of the Closing Date, as follows:

         4.1 Existence and Good Standing. WCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. WCI has full corporate power and authority to own and lease its properties and to carry on its business as now conducted. WCI is not required to be qualified or licensed to conduct business as a foreign corporation in any jurisdiction where the failure to be so qualified would have a material adverse effect on its financial condition.

         4.2 No Contractual Restrictions. No provisions exist in any article, document or instrument to which WCI is a party or by which it is bound which would be violated by consummation of the transactions contemplated by this Agreement.

         4.3 Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by WCI and, subject to the due authorization, execution and delivery by the Corporation and the Shareholders, constitutes a legal, valid and binding obligation of WCI. WCI has full corporate power, legal right and corporate authority to enter into and perform its obligations under this Agreement and to carry on its business as presently conducted. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the fulfillment of and compliance with the terms and conditions hereof do not and will not, after the giving of notice, or the lapse of time or otherwise: (a) violate any provisions of any judicial or administrative order, award, judgment or decree applicable to WCI; (b) conflict with any of the provisions of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of WCI; or (c) conflict with, result in a breach of or constitute a default under any material agreement or instrument to which WCI is a party or by which it is bound.

         4.4 No Misleading Statements. The representations and warranties of WCI contained in this Agreement, the Exhibits and Schedules hereto and all other documents and information furnished to the Shareholders pursuant hereto are accurate and complete in all material respects, and do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made not misleading.

         4.5 Brokers; Finders. No person has acted directly or indirectly as a broker, finder or financial advisor for WCI in connection with the transactions contemplated by this Agreement and no person is entitled to any broker's, finder's, financial advisory or similar fee or payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of WCI.

         4.6 Disclosure Schedules. Any matter disclosed by WCI on any Schedule to this Agreement shall be deemed to have been disclosed on every other Schedule that refers to such Schedule by cross reference so long as the nature disclosed is obvious from a fair reading of the Schedule on which the matter is disclosed.

5. COVENANTS FROM SIGNING TO CLOSING DATE

         5.1 Operations. Between the date of this Agreement (the "Signing Date") and the Closing Date, the Corporation will, and the Shareholders will cause the Corporation to:

                  (a) carry on its business in substantially the same manner as it has heretofore and not introduce any material new method, or discontinue any existing material method, of operation or accounting;

                  (b) maintain its properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

                  (c) perform all of its material obligations under agreements relating to or affecting its assets, properties, business operations and rights;

                  (d) keep in full force and effect present insurance policies or other comparable insurance coverage;

                  (e) use its best efforts to maintain and preserve its business organization intact, retain its present employees and maintain its relationship with suppliers, customers and others having business relations with it;

                  (f) file on a timely basis all notices, reports or other filings required to be filed with or reported to any federal, state, municipal or other governmental department, commission, board, bureau, agency or any instrumentality of any of the foregoing wherever located with respect to the continuing operations of the Corporation;

                  (g) maintain compliance with all Collection Franchises and Governmental Permits and all laws, rules, regulations and consent orders;

                  (h) file on a timely basis all complete and correct applications or other documents necessary to maintain, renew or extend any site assessment, permit, license, variance or any other approval required by any governmental authority necessary and/or required for the continuing operation of the Corporation's business operations, whether or not such approval would expire before or after the Closing; and

                  (i) advise WCI promptly in writing of any material change in any document, Schedule, Exhibit, or other information delivered pursuant to this Agreement.

         5.2 No Change. Between the Signing Date and the Closing Date, the Corporation will not, and the Shareholders will not permit the Corporation to, take any action described below without the prior written consent of WCI:

                  (a) make any change in its Articles of Incorporation or Bylaws;

                  (b) authorize, issue, transfer, pledge, distribute or sell any of the Corporation's Stock or any other securities;

                  (c) except as set forth on Schedule 3.21, declare or pay any dividend or make any distribution in respect of its capital stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its capital stock;

                  (d) enter into any contract or commitment or incur or agree to incur any liability other than in the ordinary course of business other than the transactions contemplated by this Agreement or make any single capital expenditure in excess of $10,000 or in excess of $25,000 in the aggregate during any consecutive thirty (30) day period without regard to whether such capital expenditure is in the ordinary course of business;

                  (e) except as set forth on Schedule 3.16 or Schedule 3.21, change or promise to change the compensation payable or to become payable to any director, officer, employee or agent, or make or promise to make any bonus payment to any such person;

                  (f) create, assume or otherwise permit the imposition of any mortgage, pledge or other lien or encumbrance upon or grant any option or right of first refusal with respect to any assets or properties whether now owned or hereafter acquired;

                  (g) sell, assign, lease or otherwise transfer or dispose of any property or equipment other than in the ordinary course of business;

                  (h) merge or consolidate or agree to merge or consolidate with or into any firm, corporation or other entity;

                  (i) waive any material rights or claims;

                  (j) amend, terminate or enter into any material agreement or any site assessment, permit, license or other right, without the prior written consent of WCI;

                  (k) enter into any other transaction outside the ordinary course of the Corporation's business or prohibited hereunder; or

                  (l) take any action or suffer or permit any event to occur that would cause any representation or warranty of the Corporation or the Shareholders to become untrue as of the Closing Date.

         5.3 Obtain Consents. Promptly after the Signing Date, the Corporation will, and the Shareholders shall cause the Corporation to, make all filings and take all steps reasonably necessary to obtain all other approvals and consents required to be obtained by the Corporation or the Shareholders to consummate the transactions contemplated by this Agreement and otherwise to satisfy the conditions of Section 6.7.

         5.4 Access; Confidential Information. Between the Signing Date and the Closing Date, the Shareholders and the Corporation will, and the Shareholders will cause the Corporation to, afford to the officers and authorized representatives of WCI, including, without limitation, its engineers, counsel, independent auditors and investment bankers, access to the Facilities, plants, Corporate Properties and other properties, books and records of the Corporation, and will furnish WCI with such additional financial and operating data and other information as to the business and properties of the Corporation as WCI may from time to time reasonably request. The Shareholders will and will cause the Corporation to cooperate with WCI, its representatives and counsel in the preparation of any documents or other material which may be required by any governmental agency. WCI will cause all information obtained from the Shareholders and the Corporation in connection with the negotiation and performance of this Agreement which the Shareholders or the Corporation have stamped or otherwise marked as confidential to be treated as confidential (except such information which is in the public domain or which WCI may be required to disclose to any governmental agency, or pursuant to any court or regulatory agency order) and will not use, and will not knowingly permit others to use, any such confidential information in a manner detri-mental to the Corporation or the Shareholders. The Corporation will not, and the Shareholders will not and will cause the Corporation not to, disclose to any third persons other than their accountants, bankers or legal counsel any of the terms or provisions of this Agreement prior to or after the Closing Date without the prior written consent of WCI.

         5.5 Notice of Material Adverse Change. The Corporation and the Shareholders shall promptly notify WCI of any material adverse change in the business or financial condition of the Corporation, including any lawsuit, claim, audit, investigation, or other proceeding, between the date of this Agreement and the Closing Date.

6. CONDITIONS PRECEDENT TO OBLIGATION OF WCI TO CLOSE

         The obligations of WCI under this Agreement are subject to the satisfaction, at or before Closing, of all of the following conditions precedent, unless waived in writing by WCI:

         6.1 Representations and Warranties. All representations and warranties of the Corporation and the Shareholders contained in this Agreement or in any statement, Exhibit, Schedule, certificate or document delivered by the Corporation or the Shareholders under this Agreement shall be true, correct and complete on and as of the date when made and at all times prior to the Closing Date, shall be deemed to be made again on the Closing Date, and shall then be true, correct and complete in all material respects as of the Closing Date.

         6.2 Conditions. The Corporation and the Shareholders shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by them on or before the Closing Date.

         6.3 No Material Adverse Change. Since the Signing Date, there shall not have been any material adverse change in the condition (financial or otherwise) of the business, properties or assets of the Corporation.

         6.4 Certificates. The President of each Corporation shall have delivered to WCI a certificate, dated as of the Closing Date, in form and substance satisfactory to WCI, certifying to the fulfillment of the conditions set forth in Sections 6.1, 6.2 and 6.3, and the Shareholders shall have delivered to WCI a certificate dated as of the Closing Date, in form and substance satisfactory to WCI, certifying to the fulfillment of the conditions set forth in Section 6.1, 6.2 and 6.3 applicable to the Shareholders.

         6.5 No Litigation. None of the transactions contemplated hereby shall have been enjoined by any court or by any federal or state governmental branch, agency, commission or regulatory authority and no suit or other proceeding challenging the transactions contemplated hereby shall have been threatened or instituted and no investigative or other demand shall have been made by any federal or state governmental branch, agency, commission or regulatory authority.

         6.6 Other Deliveries. The Shareholders shall have delivered the items which they are required to deliver under Section 8 of this Agreement.

         6.7 Governmental Approvals; Consents to Transfer. All governmental consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received, and each other party whose consent is required to the transactions contemplated by this Agreement, including without limitation (if applicable) each party to any contract with the Corporation, each municipality or other jurisdiction that has granted a franchise to the Corporation and each jurisdiction issuing or granting any other Governmental Permit, shall have consented to such transactions, and every other Required Governmental Consent shall have been obtained.

         6.8 Release of Security Interests. All security interests in assets of the Corporation that have been created in favor of financial institutions or other lenders to secure indebtedness of the Shareholders or their Affiliates shall have been released.

         6.9 Due Diligence. WCI and its representatives have and shall continue to have reasonable rights of inspection of the Corporation's business and assets in connection with WCI's due diligence review, and the results of WCI's due diligence review shall be acceptable to it. WCI shall have reviewed all of the schedules to this Agreement and all documents related to any of the Corporation's benefits plans, and all such schedules and documents shall be satisfactory to WCI or any problems reflected in, or indicated by, such schedules or documents shall have been resolved to the satisfaction of WCI.

         6.10 Approval of Board of Directors. This Agreement and the consummation of the transactions contemplated hereunder will have been approved by the Board of Directors of WCI.

         6.11 Schedules and Exhibits. The Schedules and Exhibits to this Agreement will be completed to the mutual satisfaction of the parties within fourteen (14) days after the Signing Date.

7. CONDITIONS PRECEDENT TO OBLIGATION OF THE SHAREHOLDERS TO CLOSE

         The obligations of the Shareholders under this Agreement are subject to the satisfaction, at or before Closing, of all of the following conditions precedent, unless waived in writing by the Shareholders:

         7.1 Representations and Warranties. All representations and warranties of WCI contained in this Agreement or in any statement, Exhibit, Schedule, certificate or document delivered by WCI under this Agreement shall be true, correct and complete on and as of the date when made and at all times prior to the Closing Date, shall be deemed to be made again on the Closing Date, and shall then be true, correct and complete in all material respects as of the Closing Date.

         7.2 Conditions. WCI shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it on or before the Closing Date.

         7.3 Certificate. WCI shall have delivered to the Shareholders a certificate, dated as of the Closing Date, in form and substance satisfactory to the Shareholders, certifying to the fulfillment of the conditions set forth in Sections 7.1 and 7.2. 7.4 No Litigation. None of the transactions contemplated hereby shall have been enjoined by any court or by any federal or state governmental branch, agency, commission or regulatory authority and no suit or other proceeding challenging the transactions contemplated hereby shall have been threatened or instituted and no investigative or other demand shall have been made by any federal or state governmental branch, agency, commission or regulatory authority.

         7.5 Other Deliveries. WCI shall have delivered the items which it is required to deliver under Section 8 of ----------------- this Agreement.

         7.6 Schedules and Exhibits. The Schedules and Exhibits to this Agreement shall be completed to the mutual satisfaction of the parties within fourteen (14) days after the Signing Date.

8. CLOSING DELIVERIES

         At the Closing, the respective parties shall make the deliveries indicated:

         8.1 WCI Deliveries.

                  (a) WCI shall deliver the Purchase Price required to be delivered on the Closing Date pursuant to Section 1.2.

                  (b) WCI shall deliver to Shareholders the certificate set forth in Section 7.3.

         8.2 Shareholders Deliveries.

                  (a) The Shareholders shall deliver to WCI the certificates representing the outstanding Corporation's Stock free and clear of all liens, security interests, encumbrances, restrictions, pledges and claims, accompanied by a stock power duly executed in blank.

                  (b) The Shareholders shall deliver to WCI an opinion of counsel for the Shareholders, dated as of the Closing Date, in substantially the form attached hereto as Exhibit 8.2(b).

                  (c) The Shareholders shall deliver evidence reasonably satisfactory to WCI that all required third-party consents to the transactions contemplated hereby, including without limitation all Required Governmental Consents and all required consents of the landlords under all real estate leases to which the Corporation is a party, were obtained and the Shareholders shall deliver an estoppel certificate from the landlords under all real estate leases to which the Corporation is a party confirming the terms thereof and the rental amount owing thereunder, certifying that such lease is in full force and effect, that the Corporation is not in default under any of the terms or conditions thereof, that there have been no amendments or modifications to any such lease (or specifying the same), and otherwise containing such statements and certifications as WCI may require.

                  (d) The Corporation shall deliver to WCI evidence satisfactory to WCI showing that all written employment contracts and all oral employment contracts other than those that are terminable "at will" without payment of severance (other than normal severance benefits approved by WCI) or other benefits with non-union employees of that Corporation (including, without limitation, stock options or other rights to obtain equity in that Corporation) have been terminated, effective on or before the Closing Date.

                  (e) The Shareholders shall cause each officer and director of the Corporation to deliver a resignation as an officer and/or director of the Corporation together with a general release, substantially in the form attached hereto as Exhibit 8.2(e).

                  (f) The Shareholders shall execute and deliver such other documents and instruments as are reasonably requested by WCI in order to consummate the transactions contemplated by this Agreement.

                  (g) The Corporation and the Shareholders shall deliver to WCI the certificates set forth in Section 6.4.

9. ADDITIONAL COVENANTS OF WCI, THE CORPORATION AND THE SHAREHOLDERS

         9.1 No Delay. The Corporation, the Shareholders and WCI covenant and agree from and after the date hereof not to hinder in any way or unreasonably delay the Closing Date and to use their respective reasonable efforts to obtain required Governmental Consents and otherwise to cause the Closing Date to occur as soon as reasonably practicable after the date of this Agreement, provided, however, that in using its reasonable efforts WCI shall not be required to take any action or to agree to any condition, including without limitation any condition imposed by any government authority with respect to the transfer of any Governmental Permit, that, in WCI's reasonable judgment, imposes a materially adverse financial burden or operating condition on WCI.

         9.2 Release of Guaranties. WCI shall use reasonable efforts to obtain the termination and release on or before the Closing Date of the personal guaranties of the Shareholders listed on Schedule 9.2, all of which relate to any indebtedness of the Corporation included in the Financial Statements as of the Balance Sheet Date or, at its option, WCI shall indemnify the Shareholders and hold them harmless from and against all losses, expenses or claims by third parties to enforce or collect indebtedness owed by the Corporation as of the Closing Date which is personally guaranteed by the Shareholders pursuant to such guaranties. The Shareholders may notify the obligees under such guaranties that they have terminated their obligations under such guaranties. The Shareholders shall cooperate with WCI in obtaining such releases.

         9.3 Release of Security Interests. Between the Signing Date and the Closing Date, the Shareholders and their respective Affiliates shall cause those security interests in the assets of the Corporation that have been created in favor of financial institutions or other lenders to secure indebtedness (other than indebtedness of that Corporation) of the Shareholders or their respective Affiliates to be released in a manner reasonably satisfactory to WCI, and shall cause all guaranties by the Corporation relating to the indebtedness of the Shareholders to be released to the reasonable satisfaction of WCI.

         9.4 Confidentiality. Neither the Corporation nor any of the Shareholders shall disclose or make any public announcements of the transactions contemplated by this Agreement without the prior written consent of WCI, unless required to make such disclosure or announcement by law, in which event the party making the disclosure or announcement shall notify WCI at least twenty-four (24) hours before such disclosure or announcement is expected to be made.

         9.5 Broker's and Finder's Fees. Each party shall pay and be responsible for any broker's, finder's or financial advisory fee incurred by such party in connection with the transactions contemplated by this Agreement.

         9.6 Taxes. WCI shall reasonably cooperate with the Shareholders, at the Shareholders expense, with respect to any matters involving the Shareholders arising out of the Shareholders' ownership of the Corporation prior to the Closing, including matters relating to tax returns and any tax audits, appeals, claims or litigation with respect to such tax returns or the preparation of such tax returns. In connection therewith, WCI shall make available to the Shareholders such files, documents, books and records of the Corporation for inspection and copying as may be reasonably requested by the Shareholders and shall cooperate with the Shareholders with respect to retaining information and documents which relate to such matters.

         9.7 Short Year Tax Returns. After the Closing Date, the Shareholders shall prepare at their sole cost and expense all short year federal, state, county, local and foreign tax returns required by law for the period beginning with the first day of the Corporation's fiscal year in which the Closing occurs and ending with the Effective Date. Each such return shall be prepared in a financially responsible and conservative manner and shall be delivered to WCI, together with all necessary supporting schedules within 120 days following the Closing Date or at least sixty (60) days prior to the required filing date, whichever is earlier, for WCI's approval (such approval, however, shall not relieve the Shareholders of their responsibility for the taxes assessed under these returns). The Shareholders shall be responsible for the payment of all taxes shown to be due or that may come to be due on such returns or otherwise relating to the period prior to the Effective Date in excess of the amount of any reserve for taxes included in Closing Date Current Liabilities. The Shareholders shall also be responsible for all taxes arising from the conversion of the Corporation from a cash to an accrual basis of reporting whether or not due on such returns or on the first return filed by that Corporation for the period commencing after the Effective Date. At the time of the delivery of the returns, the Shareholders shall contemporaneously deliver to WCI checks payable to the respective taxing authorities in amounts equal to the amount due. WCI shall sign tax returns and cause such returns to be timely filed with the appropriate authorities. The Shareholders shall be entitled to receive all refunds shown on said returns and any such refunds received by the Corporation or WCI shall be remitted to the Shareholders.

         9.8 General Release by Shareholders. Each of the Shareholders hereby fully releases and discharges the Corporation and its directors, officers, agents and employees from all rights, claims and actions, known or unknown, of any kind whatsoever, which any of such Shareholders now has or may hereafter have against the Corporation and its directors, officers, agents and employees, arising out of or relating to events arising prior to or on the Closing Date, except (a) as may be described in written contracts disclosed in Schedule 9.8 and expressly described and specifically excepted from this release in Schedule 9.8, (b) compensation as an employee of the Corporation for current periods expressly described and specifically excepted from such release on Schedule 9.8, and (c) for the obligations of the Corporation arising after the Closing Date under this Agreement. Specifically, but not by way of limitation, each of the Shareholders waives any right of indemnification, contribution or other recourse against the Corporation which he now has or may hereafter have against the Corporation with respect to representations, warranties or covenants made in this Agreement by the Corporation.

         Each of the Shareholders hereby waives and relinquishes all rights and benefits afforded by Section 1542 of the California Civil Code, which states as follows:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS TO WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Each of the Shareholders understands and acknowledges the significance and consequence of this waiver of Section 1542 and nevertheless elects to, and does, release those claims described in this Section 9.8, known or unknown, that it may have now or in the future arising out of or relating to any event arising on or prior to the date of this Agreement.

         9.9 Certain Tax Matters. The Shareholders acknowledge that WCI has indicated its intention to make an election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended. The Shareholders agree that WCI, in its discretion, may make such election; provided, however, that such election shall be made no later than the due date for such election. If such election is made by WCI:

                  (a) WCI shall be authorized to complete Form 8023-A;

                  (b) The Shareholders shall sign such completed Form 8023-A at the Closing; and

                  (c) WCI and the Shareholders shall agree upon the allocation of the Purchase Price among the assets (including intangible assets) of the Corporation.

                  (d) If WCI does make its election under Section 338(h)(10) of the Internal Revenue Code of 1986 as amended, WCI shall "gross-up" the Purchase Price to off-set Shareholders' tax detriment as if the election had not been made.

         9.10 Covenants of WCI and Shareholders. Should WCI acquire directly or indirectly (through asset purchase, stock purchase, merger or otherwise) the business and operations of ACES Disposal, Inc., WCI agrees that neither WCI nor any of its Affiliates will employ Paul Molinelli, Sr. in connection therewith or as a part of any other business or operation of WCI. In exchange for the exemption to the Non-Compete in favor of Shareholders set out in Section 11.1(a)(2), Shareholders hereby grant to WCI and its Affiliates a right of first refusal to purchase (through asset sale, stock purchase, merger or otherwise) within the Restricted Period (as defined) any subsidiaries or Affiliates of, or any of the business operations, routes, or assets of, South Tahoe Refuse operating or otherwise situated Alpine County, California. In addition, Shareholders agree to sell to WCI, at WCI's option, that portion of any business operations or assets hereafter acquired pursuant to Section 11.1(a)(2) that are situated or conducted outside of Alpine County, California but otherwise within the Restricted Area (as defined) (the "OVERFLOW OPERATIONS"). If the Overflow Operations are not acquired by WCI, Shareholders hereby agree to cease such operations and remove all related assets.

10. INDEMNIFICATION

         10.1 Indemnity by the Shareholders. The Shareholders, jointly and severally, subject to the limitations set forth in Section 10.2, covenant and agree that they will indemnify and hold harmless WCI, the Corporation and their respective directors, officers and agents and their respective successors and assigns (collectively the "WCI INDEMNITEES"), from and after the date of this Agreement, against any and all losses, damages, assessments, fines, penalties, adjustments, liabilities, claims, deficiencies, costs, expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation), expenditures, including, without limitation, any Environmental Site Losses (as such term is hereinafter defined) identified by a WCI Indemnitee in a Claims Notice (as defined in Section 10.3(a)), or asserted by a WCI Indemnitee in litigation commenced against the Shareholders; provided that in either case any such Claims Notice shall be given or the litigation commenced prior to the expiration of the second anniversary of the Closing Date or, in the case of Fraud (as defined below) or any Claims based on the breach of any of the Absolute Covenants (as defined below), prior to ninety (90) days following the expiration of the applicable statute of limitations (irrespective of the date of discovery), with respect to each of the following contingencies (all, the "10.1 INDEMNITY EVENTS"):

                  (a) Any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of the Shareholders or the Corporation pursuant to the terms of this Agreement or any misrepresentation in or omission from any Exhibit, Schedule, list, certificate, or other instrument furnished or to be furnished to WCI pursuant to the terms of this Agreement, regardless of whether, in the case of a breach of a representation or a warranty, WCI relied on the truth of such representation or warranty or had any knowledge of any breach thereof.

                  (b) The design, development, construction or operation of any Facility or any other "ENVIRONMENTAL SITE" as hereinafter defined, or the installation or operation of a UST during any period on or prior to the Closing Date, in excess of the amount of liability with respect thereto, if any, set forth on Part II of Schedule 3.8. As used in this Agreement, "ENVIRONMENTAL SITE" shall mean any Facility, any UST and any other waste storage, processing, treatment or disposal facility, and any other business site or any other real property owned, leased, controlled or operated by a Corporation or by any predecessor thereof on or prior to the Closing Date. As used in this Agreement, "ENVIRONMENTAL SITE LOSSES" shall mean any and all losses, damages (including exemplary damages and penalties), liabilities, claims, deficiencies, costs, expenses, and expenditures (including, without limitation, expenses in connection with site evaluations, risk assessments and feasibility studies) arising out of or required by an interim or final judicial or administrative decree, judgment, injunction, mandate, interim or final permit condition or restriction, cease and desist order, abatement order, compliance order, consent order, clean-up order, exhumation order, reclamation order or any other remedial action that is required to be undertaken under federal, state or local law in respect of operating activities on or affecting any Facility, any UST or any other Environmental Site, including, but not limited to (x) any actual or alleged violation of any law or regulation respecting the protection of the environment, including, but not limited to, RCRA and CERCLA or any other law or regulation respecting the protection of the air, water and land and (y) any remedies or violations, whether by a private or public action, alleged or sought to be assessed as a consequence, directly or indirectly, of any Release (as defined below) of pollutants (including odors) or Hazardous Substances from any Facility, any UST or any other Environmental Site resulting from activities thereat prior to Closing, whether such Release is into the air, water (including groundwater) or land, and whether such Release is discovered before or after the Closing Date. The term "RELEASE" as used herein means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the ambient environment. Notwithstanding anything in this paragraph to the contrary, it is specifically understood and agreed that a Release composed solely of Hazardous Substances contained in household waste lawfully disposed of in a landfill during the time a Corporation owned and/or operated such landfill does not constitute an Environmental Site Loss.

                  (c) All matters on Schedule 3.8, Part II, or required to be described on Schedule 3.8, Part II, of which the Corporation or the Shareholders have knowledge on the Closing Date and which are not so described.

                  (d) All actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incident to any of the foregoing.

         10.2 Limitations on Shareholders' Indemnities.

                  (a) The obligations of the Shareholders to indemnify the WCI Indemnitees as provided in Section 10.1 shall be equal to the amount by which the cumulative amount of all such liabilities, claims, damages, deficiencies, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses, expenditures and Environmental Site Losses with respect to any or all 10.1 Indemnity Events exceed forty thousand dollars ($40,000) (the "GENERAL DEDUCTIBLE AMOUNT"); provided, that the amount of any obligation of indemnity arising pursuant to
         Section 10.1(a) with respect to any representation, warranty or covenant contained in Sections 3.1 through 3.5; 3.12(c), 3.18,

         3.22, 3.24 and 6.6 hereof and pursuant to Section 10.1(c) (the "ABSOLUTE COVENANTS") shall not be subject to the General Deductible Amount. In the event that a representation contained in this Agreement is breached and such representation is qualified by words or phrases such as "material," "materially," "immaterial," "immaterially," "nonmaterial," "substantially" or words of similar import, such qualifiers shall be disregarded solely for purposes of calculating the amount of any obligation of indemnity arising pursuant to this Section 10.

         (b) Absent Fraud and except with respect to Claims based on the breach of any of the Absolute Covenants, the maximum amount which WCI can recover as a result of one or more 10.1 Indemnity Events pursuant to the provisions hereof for Claims shall not in the aggregate exceed four million eight hundred seventy-five thousand dollars ($4,875,000) with respect to Claims made prior to the first anniversary of the Closing Date, four million two hundred twenty-five thousand dollars ($4,225,000) with respect to Claims made on or after the first anniversary of the Closing Date and prior to the second anniversary of the Closing Date, and thereafter nothing in the absence of Fraud or Claims with respect to any of the Absolute Covenants. For the purposes of this Agreement, "FRAUD" shall mean fraud, fraudulent inducement or intentional misrepresentation or concealment.

         10.3 Notice of Indemnity Claim.

         (a) In the event that any claim ("CLAIM") is hereafter asserted against or arises with respect to any WCI Indemnitee as to which such Indemnitee may be entitled to indemnification hereunder, the WCI Indemnitee shall notify the Shareholders (as applicable collectively, the "INDEMNIFYING PARTY") in writing thereof (the "CLAIMS NOTICE") within 60 days after (i) receipt of written notice of commencement of any third party litigation against such WCI Indemnitee, (ii) receipt by such WCI Indemnitee of written notice of any third party claim pursuant to an invoice, notice of claim or assessment against such WCI Indemnitee, or (iii) such WCI Indemnitee becomes aware of the existence of any other event in respect of which indemnification may be sought from the Indemnifying Party (including, without limitation, any inaccuracy of any representation or warranty or breach of any covenant). The Claims Notice shall describe the Claim and the specific facts and circumstances in reasonable detail, and shall indicate the amount, if known, or an estimate, if possible, of the losses that have been or may be incurred or suffered by the WCI Indemnitee.

                  (b) The Indemnifying Party may elect to defend any Claim for money damages where the cumulative total of all Claims (including such Claims) does not exceed the limit set forth in Section 10.2 at the time the Claim is made by the Indemnifying Party's own counsel; provided, however, the Indemnifying Party may assume and undertake the defense of such a third party Claim only upon written agreement by the Indemnifying Party that the Indemnifying Party is obligated to fully indemnify the WCI Indemnitee with respect to such action. The WCI Indemnitee may participate, at the WCI Indemnitee's own expense, in the defense of any Claim assumed by the Indemnifying Party. Without the written approval of the WCI Indemnitee, which approval shall not be unreasonably withheld, the Indemnifying Party shall not agree to any compromise of a Claim defended by the Indemnifying Party.

                  (c) If, within ten (10) days of the Indemnifying Party's receipt of a Claims Notice, the Indemnifying Party shall not have provided the written agreement required by Section 10.3(b) and elected to defend the Claim, the WCI Indemnitee shall have the right to assume control of the defense and/or compromise of such Claim, and the costs and expenses of such defense, including reasonable attorneys' fees, shall be added to the Claim. The Indemnifying Party shall promptly, and in any event within ten (10) days after demand therefor, reimburse the WCI Indemnitee for the costs of defending the Claim, including attorneys' fees and expenses.

                  (d) The party assuming the defense of any Claim shall keep the other party reasonably informed at all times of the progress and development of its or their defense of and compromise efforts with respect to such Claim and shall furnish the other party with copies of all relevant pleadings, correspondence and other papers. In addition, the parties to this Agreement shall cooperate with each other and make available to each other and their representatives all available relevant records or other materials required by them for their use in defending, compromising or contesting any Claim. The failure to timely deliver a Claims Notice or otherwise notify the Indemnifying Party of the commencement of such actions in accordance with this Section 10.3 shall not relieve the Indemnifying Party from the obligation to indemnify hereunder except to the extent that the Indemnifying Party establishes by competent evidence that it has been prejudiced thereby.

                  (e) In the event both the WCI Indemnitee and the Indemnifying Party are named as defendants in an action or proceeding initiated by a third party, they shall both be represented by the same counsel (on whom they shall agree), unless such counsel, the WCI Indemnitee, or the Indemnifying Party shall determine that such counsel has a conflict of interest in representing both the WCI Indemnitee and the Indemnifying Party in the same action or proceeding and the WCI Indemnitee and the Indemnifying Party do not waive such conflict to the satisfaction of such counsel.

         10.4 Liability for Breaches of Representations and Warranties. The liability of a party making the representations and warranties contained in this Agreement and in any certificate, Exhibit or Schedule delivered pursuant hereto, or in any other writing delivered pursuant to the provisions of this Agreement (the "REPRESENTATIONS AND WARRANTIES") for a breach thereof shall survive the consummation of the transactions contemplated hereby.

         10.5 No Exhaustion of Remedies or Subrogation; Right of Setoff. The Shareholders waive any right to require any WCI Indemnitee to (i) proceed against the Corporation; (ii) proceed against any other person; or (iii) pursue any other remedy whatsoever in the power of any WCI Indemnitee. WCI may, but shall not be obligated to, set off against any and all payments due any Shareholder any amount to which any WCI Indemnitee is entitled to be indemnified hereunder with respect to any 10.1 Indemnity Event. Such right of set off shall be separate and apart from any and all other rights and remedies that the Indemnitees may have against Shareholders or their successors.

         10.6 Assignment by WCI . No consent of Shareholders shall be required for any assignment or reassignment of the rights of WCI or the Corporation under this Section 10.

11. OTHER POST-CLOSING COVENANTS OF THE SHAREHOLDERS AND WCI

         11.1 Restrictive Covenants. As to the Corporation, the Shareholders and their Affiliates acknowledge that (i) WCI, as the purchaser of the Corporation's Stock, is and will be engaged in the same business as the Corporation (the "BUSINESS"); (ii) the Shareholders and their Affiliates are intimately familiar with the Business; (iii) the Business is currently conducted in the State of California and WCI intends to continue the Business in California and intends, by acquisition or otherwise, to expand the Business into other geographic areas where it is not presently conducted; (iv) the Shareholders and their Affiliates have had access to trade secrets of, and confidential information concerning, the Business; (v) the agreements and covenants contained in this Section 11.1 are essential to protect the Business and the goodwill being acquired; and (vi) the Shareholders and their Affiliates have the means to support themselves and their dependents other than by engaging in a business substantially similar to the Business and the provisions of this Section 11 will not impair such ability. The Shareholders covenant and agree as set forth in (a), (b) and (c) below with respect to the Corporation:

                  (a) Non-Compete. For a period commencing on the Closing Date and terminating five years thereafter (the "RESTRICTED PERIOD"), neither the Shareholders nor any of their Affiliates shall, anywhere within a 50-mile contiguous radius surrounding each of Calaveras, Amador and El Dorado Counties, California (the "RESTRICTED AREA"), directly or indirectly, acting individually or as the owner, shareholder, partner, or employee of any entity other than WCI or one of its subsidiaries, (i) engage in the operation of a solid waste collection, transporting, disposal and/or composting business, transfer facility, recycling facility, materials recovery facility or solid waste landfill; (ii) enter the employ of, or render any personal services to or for the benefit of, or assist in or facilitate the solicitation of customers for, or receive remuneration in the form of salary, commissions or otherwise from, any business engaged in such activities; (iii) as owner or lessor of real estate or personal property, rent to or lease any facility, equipment or other assets to any business engaged in the same business as the Corporation; or (iv) receive or purchase a financial interest in, make a loan to, or make a gift in support of, any such business in any capacity, including, without limitation, as a sole proprietor, partner, shareholder, officer, director, principal, agent, trustee or lender; provided, however, that any of the Shareholders may own, directly or indirectly, solely as an investment, securities of any business traded on any national securities exchange or NASDAQ, provided none of the Shareholders is a controlling person of, or a member of a group which controls, such business and further provided that the Shareholders do not, in the aggregate, directly or indirectly, own 2% or more of any class of securities of such business. Notwithstanding the foregoing, none of the following will be deemed a breach of this covenant: (1) the ownership and/or operation by the Shareholders or their Affiliates of South Tahoe Refuse or other current business operations in a manner consistent with past operations, or (2) the ownership and/or operation by South Tahoe Refuse or any of its subsidiaries or Affiliates of any current or future business operations solely within the boundaries of Alpine County, California.

                  (b) Confidential Information. During the Restricted Period and thereafter, the Shareholders and their Affiliates shall keep secret and retain in strictest confidence, and shall not use for the benefit of themselves or others, all data and information relating to the Business ("CONFIDENTIAL INFORMATION"), including, without limitation, knowledge, trade secrets, customer lists, supplier lists, details of contracts, pricing policies, operational methods, marketing plans or strategies, bidding information, practices, policies or procedures, product development techniques or plans, and technical processes; provided, however, that the term "CONFIDENTIAL INFORMATION" shall not include information that (i) is or becomes generally available to the public other than as a result of disclosure by the Shareholders or (ii) is general knowledge in the solid waste handling and landfill business and not specifically related to the Business. Notwithstanding the foregoing, Shareholders may disclose and discuss confidential information with their legal and tax advisors, and as is required in connection with any legal proceedings, and the Shareholders shall give WCI prior written notice of such disclosure at least forty-eight (48) hours before such disclosure is made, if possible.

                  (c) Property of the Business. All memoranda, notes, lists, records and other documents or papers (and all copies thereof) relating to the Business, including such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of the Shareholders or the Corporation or made available to them relating to the Business, but excluding any materials (other than the minute books of the Corporation) maintained by any attorneys for the Corporation or the Shareholders prior to the Closing, are and shall be the property of WCI and have been delivered or will be delivered or made available to WCI at the Closing.

                  (d) Non-Solicitation. Without the consent of WCI, which may be granted or withheld by WCI in its discretion, the Shareholders and their Affiliates shall not solicit any employees of the Corporation to leave the employ of the Corporation and join the Shareholders or any Affiliate in any business endeavor owned or pursued by the Shareholders.

                  (e) No Disparagement. From and after the Closing Date, none of the Shareholders shall, in any way or to any person or entity or governmental or regulatory body or agency, denigrate or derogate WCI or any of its subsidiaries, or any officer, director or employee, or any product or service or procedure of any such company whether or not such denigrating or derogatory statements shall be true and whether or not such statements are based on acts or omissions which are learned by the Shareholders from and after the date hereof or on acts or omissions which occur from and after the date hereof, or otherwise. A statement shall be deemed denigrating or derogatory to any person or entity if it adversely affects the regard or esteem in which such person or entity is held by investors, lenders or licensing, rating, or regulatory entities. Without limiting the generality of the foregoing, none of the Shareholders shall, directly or indirectly in any way in respect of any such company or any such directors or officers, communicate with, or take any action which is adverse to the position of any such company with any person, entity or governmental or regulatory body or agency who or which has dealings or prospective dealings with any such company or jurisdiction or prospective jurisdiction over any such company. This paragraph does not apply to the extent that testimony is required by legal process, provided that WCI has received not less than five days' prior written notice of such proposed testimony.

         11.2 Rights and Remedies Upon Breach. If the Shareholders or any Affiliate breaches, or threatens to commit a breach of, any of the provisions of
Section 11.1 herein (the "RESTRICTIVE COVENANTS"), WCI shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to WCI at law or in equity:

                  (a) Specific Performance. The right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to WCI and that money damages would not provide an adequate remedy to WCI. Accordingly, in addition to any other rights or remedies, WCI shall be entitled to injunctive relief to enforce the terms of the Restrictive Covenants and to restrain the Shareholders from any violation thereof.

                  (b) Accounting. The right and remedy to require the Shareholders to account for and pay over to WCI all compensation, profits, monies, accruals, increments or other benefits derived or received by the Shareholders as the result of any transactions constituting a breach of the Restrictive Covenants.

                  (c) Severability of Covenants. The Shareholders acknowledge and agree that the Restrictive Covenants are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

                  (d) Blue-Penciling. If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall reduce the duration or scope of such provision, as the case may be, to the extent necessary to render it enforceable and, in its reduced form, such provision shall then be enforced.

                  (e) Enforceability in Jurisdiction. WCI and the Shareholders intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographic scope of the Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of WCI and the Shareholders that such determination not bar or in any way affect WCI's right to the relief provided above in the courts of any other jurisdiction within the geographic scope of the Restrictive Covenants as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

12.  GENERAL

         12.1 Additional Conveyances. Following the Closing, the Shareholders and WCI shall each deliver or cause to be delivered at such times and places as shall be reasonably agreed upon such additional instruments as WCI or the Shareholders may reasonably request for the purpose of carrying out this Agreement. The Shareholders will cooperate with WCI and/or the Corporation on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings or disputes of any nature with respect to matters pertaining to all periods prior to the date of this Agreement.

         12.2 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, the successors or assigns of WCI and the heirs, legal representatives or assigns of the Shareholders; provided, however, that any such assignment shall be subject to the terms of this Agreement and shall not relieve the assignor of its or his responsibilities under this Agreement.

         12.3 Public Announcements. Except as required by law, no party shall make any public announcement or filing with respect to the transactions provided for herein prior to the Closing Date without the prior consent of the other parties hereto.

         12.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         12.5 Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if in writing and either delivered personally, sent by facsimile transmission or by air courier service, or mailed by postage prepaid registered or certified U.S. mail, return receipt requested, to the addresses designated below or such other addresses as may be designated in writing by notice given hereunder, and shall be effective upon personal delivery or facsimile transmission thereof or upon delivery by registered or certified U.S. mail or one business day following deposit with an air courier service:

If to the Shareholders:         at their respective addresses set forth on
                                Schedule 3.2

With a copy to:                 David Cohen, Esq.
                                Cohen & Ostler, P.C.
                                525 University Avenue, Suite 410
                                Palo Alto, CA  94301
                                Fax:  (650) 321-0170

If to WCI:                      Waste Connections, Inc.
                                2260 Douglas Boulevard, Suite 280
                                Roseville, California 95661
                                Attention:  Ronald J. Mittelstaedt
                                Fax:  (916) 772-2920

With a copy to:                 Robert D. Evans, Esq.
                                Shartsis, Friese & Ginsburg LLP
                                One Maritime Plaza, 18th Floor
                                San Francisco, California 94111
                                Fax:  (415) 421-2922


         12.6 Applicable Law; Attorneys' Fees. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its conflict of laws provisions. In the event of any dispute or controversy between WCI on the one hand and the Corporation or the Shareholders on the other hand relating to the interpretation of this Agreement or to the transactions contemplated hereby, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and expenses incurred by the prevailing party, as awarded by the court. Such award shall include post-judgment attorney's fees and costs.

         12.7 No waiver Relating to Claims for Fraud. Notwithstanding anything herein to the contrary, the liability of any party under this Agreement shall be in addition to, and not exclusive of any other liability that such party may have at law or equity based on such party's Fraud. Notwithstanding anything in this Agreement to the contrary, none of the provisions set forth in this Agreement, including, but not limited to, the provisions set forth in Sections
7.1 or 7.2, shall be deemed a waiver by any party to this Agreement of any right or remedy which such party may have at law or equity based on any other party's Fraud, nor shall any such provisions limit, or be deemed to limit, (a) the amounts of recovery sought or awarded in any such claim for Fraud, (b) the time period during which such a claim for Fraud may be brought, or (c) the recourse which any such party may seek against another party with respect to such a claim for Fraud.

         12.8 Payment of Fees and Expenses. Whether or not the transactions herein contemplated shall be consummated, each party hereto will pay its own fees, expenses and disbursements incurred in connection herewith and all other costs and expenses incurred in the performance and compliance with all conditions to be performed hereunder (including, in the case of the Shareholders, any such fees, expenses and disbursements paid or accrued by, or charged to, the Corporation).

         12.9 Incorporation by Reference. All Schedules and Exhibits attached hereto are incorporated herein by reference as though fully set forth at each point referred to in this Agreement.

         12.10 Captions. The captions in this Agreement are for convenience only and shall not be considered a part hereof or affect the construction or interpretation of any provisions of this Agreement.

         12.11 Number and Gender of Words; Corporation. Whenever the singular number is used herein, the same shall include the plural where appropriate, and shall apply to all of such number, and to each of them, jointly and severally, and words of any gender shall include each other gender where appropriate.

         12.12 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) and the other documents delivered pursuant hereto constitute the entire Agreement and understanding between the Corporation, the Shareholders and WCI and supersedes any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement may be modified or amended only by a written instrument executed by the Corporation, the Shareholders and WCI acting through its officers, thereunto duly authorized by its Board of Directors.

         12.13 Waiver. No waiver by any party hereto at any time of any breach of, or compliance with, any condition or provision of this Agreement to be performed by any other party hereto may be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

         12.14 Construction. The language in all parts of this Agreement must be in all cases construed simply according to its fair meaning and not strictly for or against any party. Unless expressly set forth otherwise, all references herein to a "day" are deemed to be a reference to a calendar day. All references to "business day" mean any day of the year other than a Saturday, Sunday or a public or bank holiday in California. Unless expressly stated otherwise, cross-references herein refer to provisions within this Agreement and are not references to the overall transaction or to any other document.

13. GLOSSARY

         The definitions of the terms used below can be found at the Section indicated:

        Term                                            Section
        ----                                            -------
        Absolute Covenants                              10.2(a)
        Acquired Operations                             1.3
        Affiliate                                       3.11
        Agreement                                       Page 1
        Amador                                          Page 1
        at will                                         8.2(d)
        Balance Sheet Date                              3.7
        Business day                                    12.14
        Business                                        11.1
        C. Grunigen                                     Page 1
        Claim                                           10.3(a)
        Claims Notice                                   10.3(a)
        Closing Date Debt                               3.22(a)
        Closing Date Current Liabilities                3.22(b)
        Closing                                         Section 2
        Closing Date                                    Section 2
        Closing Date Current Assets                     3.22(b)
        Code                                            3.36
        Collection Franchises                           3.10(a)
        Company                                         Parties
        Confidential Information                        11.1(b)

        Corporate Property                              3.12(b)
        Corporation                                     Parties
        Corporation's Stock                             Recitals
        Day                                             12.14
        Delivered Documents                             3.19
        Environmental Site                              10.1(b)
        Environmental Site Losses                       10.1
        Environmental Laws                              3.24
        ERISA                                           3.17(a)
        Excluded Assets                                 1.5
        Facility                                        3.10(c)
        Financial Statements                            3.7
        Fraud                                           10.2(b)
        General Deductible Amount                       10.2(a)
        golden parachute                                3.17(a)
        Golden Parachute Payment                        3.17(c)
        Governmental Permits                            3.10(a)
        Grunigen                                        Page 1
        Hazardous Material                              3.24(e)
        Hazardous Waste                                 3.24(e)
        Indemnifying Party                              10.3(a)
        J.H. Tillman                                    Page 1
        J.R. Tillman                                    Page 1
        Knowledge                                       3.34
        Laws                                            3.24
        Lehman                                          Page 1
        Marchini                                        Page 1
        Marchini Trust                                  Page 1
        Mother Lode                                     Page 1
        Occurrence                                      3.15
        Overflow Operations                             9.10
        Permitted Liens                                 3.12(c)
        Projected Net Revenues                          1.3
        Purchase Price                                  1.1
        Ratto Trust                                     Page 1
        RCRA                                            3.24(a)
        Real Estate                                     Recitals
        Recipient                                       3.17(c)
        Records, Notifications and Reports              3.10(b)
        Release                                         10.1(b)
        Representations and Warranties                  10.4
        Required Governmental Consents                  3.10(a)
        Restricted Area                                 11.1(a)
        Restricted Period                               11.1(a)
        Restrictive Covenants                           11.2
        Signing Date                                    5.1

        10.1 Indemnity Events                           10.1
        Sesser                                          Page 1
        Shareholders                                    Page 1
        Thomas                                          Page 1
        UST                                             3.26
        WCI                                             Parties
        WCI Indemnitees                                 10.1
        Working Capital Deficit                         1.2

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement by persons thereunto duly authorized as of the date first above written.

            CORPORATION:               AMADOR DISPOSAL SERVICE, INC.

                                       By:  ___________________________
                                       Its: ___________________________

                                       MOTHER LODE SANI-HUT, INC.

                                       By:  ___________________________
                                       Its: ___________________________

                    WCI:               WASTE CONNECTIONS, INC.


                                       By:  ___________________________
                                            Ronald J. Mittelstaedt
                                            Chief Executive Officer & President

           SHAREHOLDERS:

                                       ________________________________
                                               Robert N. Grunigen


                                       ________________________________
                                               Carla Grunigen


                                       ________________________________
                                       Carol Sesser, as Trustee of the
                                             Marchini 1981 Trust

                                       ________________________________
                                     G. Susan Marchini, as Trustee of the
                                             Marchini 1981 Trust

                                       ________________________________
                                     Bennie L. Ratto, as Co-Trustee of the
                                             Ratto 1981 Family Trust

                                       ________________________________
                                    Marcella T. Ratto, as Co-Trustee of the
                                             Ratto 1981 Family Trust


                                       ________________________________
                                                  Carol Sesser


                                       ________________________________
                                                John D. Marchini


                                       ________________________________
                                                 Gloria Lehman

                                       ________________________________
                                                 Sandra Thomas


                                       ________________________________
                                                John H. Tillman


                                       ________________________________
                                              Jeffrey R. Tillman

                                TABLE OF CONTENTS

                                                                                                     PAGE

1. PURCHASE OF CORPORATION'S STOCK.....................................................................1

   1.1  Shares to be Purchased.........................................................................1

   1.2  Purchase Price.................................................................................2

   1.3  Additional Contingent Purchase Price...........................................................2

   1.4  Allocation of the Purchase Price...............................................................3

   1.5  Excluded Assets................................................................................3

2. CLOSING TIME AND PLACE..............................................................................3

3. REPRESENTATIONS AND WARRANTIES OF THE CORPORATION AND THE SHAREHOLDERS..............................3

   3.1  Organization, Standing and Qualification.......................................................3

   3.2  Capitalization.................................................................................3

   3.3  All Stock Being Acquired.......................................................................4

   3.4  Authority for Agreement........................................................................4

   3.5  No Breach or Default...........................................................................4

   3.6  Subsidiaries...................................................................................5

   3.7  Financial Statements...........................................................................5

   3.8  Liabilities....................................................................................5

   3.9  Accurate and Complete Records..................................................................6

   3.10 Permits and Licenses...........................................................................6

   3.11 Certain Receivables............................................................................8

   3.12 Fixed Assets and Real Property.................................................................8

   3.13 Related Party Transactions.....................................................................9

   3.14 Contracts and Agreements; Adverse Restrictions................................................10

   3.15 Insurance.....................................................................................10

   3.16 Personnel.....................................................................................10

   3.17 Benefit Plans and Union Contracts.............................................................11

   3.18 Taxes.........................................................................................12

   3.19 Copies Complete; Required Consents............................................................13
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
   3.20 Customers, Billings, Current Receipts and Receivables.........................................13

   3.21 No Change With Respect to the Corporation.....................................................13

   3.22 Closing Date Debt; Closing Date Current Assets and Closing Date Current Liabilities...........15

   3.23 Bank Accounts.................................................................................15

   3.24 Compliance With Laws..........................................................................16

   3.25 Powers of Attorney............................................................................17

   3.26 Underground Storage Tanks.....................................................................17

   3.27 Patents, Trademarks, Trade Names, etc.........................................................18

   3.28 Assets, etc., Necessary to Business...........................................................18

   3.29 Condemnation..................................................................................18

   3.30 Suppliers and Customers.......................................................................18

   3.31 Absence of Certain Business Practices.........................................................19

   3.32 Disclosure Schedules..........................................................................19

   3.33 No Misleading Statements......................................................................19

   3.34 Knowledge.....................................................................................19

   3.35 Brokers; Finders..............................................................................19

   3.36 S Corporation.................................................................................19

4. REPRESENTATIONS AND WARRANTIES OF WCI..............................................................19

   4.1  Existence and Good Standing...................................................................20

   4.2  No Contractual Restrictions...................................................................20

   4.3  Authorization of Agreement....................................................................20

   4.4  No Misleading Statements......................................................................20

   4.5  Brokers; Finders..............................................................................20

   4.6  Disclosure Schedules..........................................................................20

5. COVENANTS FROM SIGNING TO CLOSING DATE.............................................................20

   5.1  Operations....................................................................................20

   5.2  No Change.....................................................................................21

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
   5.3  Obtain Consents...............................................................................22

   5.4  Access; Confidential Information..............................................................22

   5.5  Notice of Material Adverse Change.............................................................23

6. CONDITIONS PRECEDENT TO OBLIGATION OF WCI TO CLOSE.................................................23

   6.1  Representations and Warranties................................................................23

   6.2  Conditions....................................................................................23

   6.3  No Material Adverse Change....................................................................23

   6.4  Certificates..................................................................................23

   6.5  No Litigation.................................................................................23

   6.6  Other Deliveries..............................................................................24

   6.7  Governmental Approvals; Consents to Transfer..................................................24

   6.8  Release of Security Interests.................................................................24

   6.9  Due Diligence.................................................................................24

   6.10 Approval of Board of Directors................................................................24

   6.11 Schedules and Exhibits........................................................................24

7. CONDITIONS PRECEDENT TO OBLIGATION OF THE SHAREHOLDERS TO CLOSE....................................24

   7.1  Representations and Warranties................................................................24

   7.2  Conditions....................................................................................25

   7.3  Certificate...................................................................................25

   7.4  No Litigation.................................................................................25

   7.5  Other Deliveries..............................................................................25

   7.6  Schedules and Exhibits........................................................................25

8. CLOSING DELIVERIES.................................................................................25

   8.1  WCI Deliveries................................................................................25

   8.2  Shareholders Deliveries.......................................................................25

9. ADDITIONAL COVENANTS OF WCI, THE CORPORATION AND THE SHAREHOLDERS..................................26

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
   9.1  No Delay......................................................................................26

   9.2  Release of Guaranties.........................................................................26

   9.3  Release of Security Interests.................................................................27

   9.4  Confidentiality...............................................................................27

   9.5  Broker's and Finder's Fees....................................................................27

   9.6  Taxes.........................................................................................27

   9.7  Short Year Tax Returns........................................................................27

   9.8  General Release by Shareholders...............................................................28

   9.9  Certain Tax Matters...........................................................................28

   9.10 Covenants of WCI and Shareholders.............................................................29

10.INDEMNIFICATION....................................................................................29

  10.1  Indemnity by the Shareholders.................................................................29

  10.2  Limitations on Shareholders' Indemnities......................................................30

  10.3  Notice of Indemnity Claim.....................................................................31

  10.4  Liability for Breaches of Representations and Warranties......................................32

  10.5  No Exhaustion of Remedies or Subrogation; Right of Setoff.....................................32

  10.6  Assignment by WCI.............................................................................32

11.OTHER POST-CLOSING COVENANTS OF THE SHAREHOLDERS AND WCI...........................................33

  11.1  Restrictive Covenants.........................................................................33

  11.2  Rights and Remedies Upon Breach...............................................................35

12.GENERAL............................................................................................35

  12.1  Additional Conveyances........................................................................35

  12.2  Assignment....................................................................................36

  12.3  Public Announcements..........................................................................36

  12.4  Counterparts..................................................................................36

  12.5  Notices.......................................................................................36

  12.6  Applicable Law; Attorneys' Fees...............................................................37

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
  12.7  No waiver Relating to Claims for Fraud........................................................37

  12.8  Payment of Fees and Expenses..................................................................37

  12.9  Incorporation by Reference....................................................................37

  12.10 Captions......................................................................................37

  12.11 Number and Gender of Words; Corporation.......................................................37

  12.12 Entire Agreement..............................................................................38

  12.13 Waiver........................................................................................38

  12.14 Construction..................................................................................38

13.GLOSSARY...........................................................................................38

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